                                                                    EXHIBIT 10.1

                             DATED 23 DECEMBER 2004

                         GULF OFFSHORE N.S. LIMITED               (1)
                                  (AS BORROWER)

                           GULFMARK OFFSHORE INC.                 (2)
                                 (AS GUARANTOR)

             THE BANKS AND FINANCIAL INSTITUTIONS LISTED HEREIN   (3)
                                  (AS LENDERS)

                            NORDEA BANK NORGE ASA                 (4)
                                  (AS ARRANGER)

                                       AND

                  NORDEA BANK FINLAND PLC, NEW YORK BRANCH        (5)
                    (AS FACILITY AGENT AND SECURITY TRUSTEE)

                     ---------------------------------------
                         SENIOR SECURED REVOLVING CREDIT
                               FACILITY AGREEMENT
                                      FOR A
                           $50,000,000 CREDIT FACILITY

                     ---------------------------------------

                                                              [NORTON ROSE LOGO]

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                                    CONTENTS

CLAUSE                                                                                     PAGE
1        Purpose and definitions........................................................    1
1.1      Purpose........................................................................    1
1.2      Definitions....................................................................    1
1.3      Headings.......................................................................   12
1.4      Construction of certain terms..................................................   12
1.5      Insurance terms................................................................   12
1.6      Accounting terms...............................................................   13
1.7      Agreed forms...................................................................   13
1.8      Majority Lenders...............................................................   13
2        The Facility...................................................................   13
2.1      Amount.........................................................................   13
2.2      Obligations several............................................................   13
2.3      Interests several..............................................................   14
3        Conditions.....................................................................   14
3.1      Documents and evidence.........................................................   14
3.2      General conditions precedent...................................................   14
3.3      Waiver of conditions precedent.................................................   14
3.4      Notification...................................................................   14
4        Advances.......................................................................   14
4.1      Drawdown.......................................................................   14
4.2      Amount.........................................................................   15
4.3      Termination of Commitments.....................................................   15
4.4      Application of proceeds........................................................   15

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
5        Interest and Interest Periods; alternative interest rates; Margin..............   15
5.1      Normal interest rate...........................................................   15
5.2      Selection of Interest Periods..................................................   15
5.3      Determination of Interest Periods applicable to the Outstandings...............   15
5.4      Interest for late payment......................................................   16
5.5      Notification of Interest Periods and interest rate.............................   16
5.6      Reference Bank quotations......................................................   16
5.7      Market disruption; non-availability............................................   16
5.8      Variable Margin................................................................   17
6        Repayment, prepayment and cancellation.........................................   17
6.1      Repayment......................................................................   17
6.2      Rollover of Advances...........................................................   17
6.3      Voluntary Prepayment...........................................................   18
6.4      Prepayment on Loss and sale, etc...............................................   18
6.5      Amounts payable on prepayment..................................................   19
6.6      Additional voluntary prepayment................................................   19
6.7      Notice of prepayment...........................................................   20
6.8      Currency amounts repayable.....................................................   20
6.9      Cancellation...................................................................   20
7        Commitment commission, fees and expenses.......................................   20
7.1      Fees...........................................................................   20
7.2      Expenses.......................................................................   21
7.3      Value Added Tax................................................................   21
7.4      Stamp and other duties.........................................................   21

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
8        Payments and taxes; accounts and calculations..................................   21
8.1      No set-off or counterclaim.....................................................   21
8.2      Payment by the Lenders.........................................................   21
8.3      Non-Banking Days...............................................................   22
8.4      Facility Agent may assume receipt..............................................   22
8.5      Calculations...................................................................   22
8.6      Certificates conclusive........................................................   22
8.7      Grossing-up for Taxes..........................................................   22
8.8      Claw-back of Tax benefit.......................................................   22
8.9      Bank accounts..................................................................   23
8.10     Partial payments...............................................................   23
9        Representations and warranties.................................................   23
9.1      Continuing representations and warranties......................................   23
9.2      Initial representations and warranties.........................................   26
9.3      Repetition of representations and warranties...................................   28
9.4      Confirmation of representation and warranties..................................   28
10       Undertakings...................................................................   28
10.1     General........................................................................   28
10.3     Vessel Substitution............................................................   31
10.4     Negative Undertakings..........................................................   31
10.5     Mortgaged Vessel covenants.....................................................   32
10.6     Financial Covenants of the Guarantor...........................................   41
11       Events of Default..............................................................   42

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
11.1     Events.........................................................................   42
11.2     Acceleration...................................................................   45
11.3     Demand basis...................................................................   45
11.4     No restriction on exercise of rights...........................................   45
12       INDEMNITIES....................................................................   45
12.1     MISCELLANEOUS INDEMNITIES......................................................   45
12.2     CURRENCY OF ACCOUNT; CURRENCY INDEMNITY........................................   46
12.3     ENVIRONMENTAL INDEMNITY........................................................   47
13       Unlawfulness and increased costs...............................................   47
13.1     Unlawfulness...................................................................   47
13.2     Increased costs................................................................   47
13.3     Exception......................................................................   48
14       Set-off, pro rata payments.....................................................   48
14.1     Set-off........................................................................   48
14.2     Pro rata payments..............................................................   49
14.3     No release.....................................................................   49
14.4     No charge......................................................................   49
15       Guarantee......................................................................   49
15.1     Guarantee......................................................................   49
15.2     GUARANTOR AS PRINCIPAL DEBTOR; INDEMNITY.......................................   50
15.3     Statements of account conclusive...............................................   50
15.4     Interest.......................................................................   50
15.5     Continuing guarantee...........................................................   50
15.6     Liability unconditional........................................................   50

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
15.7     Collateral Instruments.........................................................   51
15.8     Waiver of Guarantor's rights...................................................   51
15.9     Suspense accounts..............................................................   51
15.10    Settlements conditional........................................................   51
15.11    Guarantor to deliver up certain property.......................................   52
15.12    Changes in constitution or reorganisations of Creditors........................   52
16       Transfer and lending office....................................................   52
16.1     Benefit and burden.............................................................   52
16.2     No assignment by Borrower or Guarantor.........................................   52
16.3     Transfers......................................................................   52
16.4     Reliance on Transfer Certificate...............................................   53
16.5     Transfer fees and expenses.....................................................   54
16.6     Documenting transfers..........................................................   54
16.7     Sub-participation..............................................................   54
16.8     Lending office.................................................................   54
16.9     Disclosure of information......................................................   54
16.10    No additional costs............................................................   54
17       Facility Agent, Security Trustee and Reference Banks...........................   55
17.1     Appointment of the Facility Agent and the Security Trustee.....................   55
17.2     Reference Banks................................................................   55
18       Notices and other matters......................................................   55
18.1     Notices........................................................................   55
18.2     No implied waivers, remedies cumulative........................................   56
18.3     Further assurance..............................................................   56

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
18.4     Amendments and waivers.........................................................   56
18.5     Conflicts......................................................................   57
18.6     English language...............................................................   57
18.7     Contracts (Rights of Third Parties) Act 1999...................................   57
18.8     Money laundering...............................................................   57
19       Governing law and jurisdiction.................................................   57
19.1     Law............................................................................   57
19.2     Submission to jurisdiction.....................................................   57
Schedule 1 The Lenders and their Commitments............................................   58
Schedule 2 The Mortgaged Vessels........................................................   59
Schedule 3 Form of Drawdown Notice......................................................   60
Schedule 4 Documents and evidence required as conditions precedent......................   61
Schedule 5 Form of Transfer Certificate.................................................   66
Schedule 6 Certificate of Compliance....................................................   70

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THIS AGREEMENT is dated 23 December 2004 and made BETWEEN:

(A)      GULF OFFSHORE N.S. LIMITED, as borrower (the "BORROWER");

(B)      GULFMARK OFFSHORE INC. as guarantor (the "GUARANTOR");

(C) THE BANKS AND FINANCIAL INSTITUTIONS WHOSE NAMES AND ADDRESSES ARE SET OUT IN SCHEDULE 1, as lenders (together the "LENDERS" and each a "LENDER");

(D)      NORDEA BANK NORGE ASA, as arranger; and

(E) NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as facility agent and security trustee.

IT IS AGREED as follows:

1        PURPOSE AND DEFINITIONS

1.1      PURPOSE

         This Agreement sets out the terms and conditions upon and subject to which the Lenders agree to make available to the Borrower a facility of up to $50,000,000 to be used to finance the acquisition of offshore supply vessels and/or other related assets in the offshore support industry.

1.2      DEFINITIONS

         In this Agreement, unless the context otherwise requires:

         "ADVANCE" means each borrowing hereunder made by the Borrower;

         "AGENCY AGREEMENT" means the agency and trust agreement executed or (as the context may require) to be executed between the Arranger, the Facility Agent, the Security Trustee, the Lenders, the Borrower and the Guarantor in the agreed form;

         "ANNUAL FINANCIAL STATEMENTS" means annual consolidated financial statements of the Borrower and the annual consolidated financial statements of the Guarantor each comprising a profit and loss account and a balance sheet and cash flow statement and audited by the Auditors;

         "ANNUAL VALUATION DATE" means the date of this Agreement and each anniversary thereof during the Security Period;

         "APPROVED BROKERS" means, in relation to a Mortgaged Vessel, Aon Risk Services of Texas, Inc and/or such firm of international insurance brokers, appointed by the Borrower or the Guarantor, as may from time to time be approved in writing by the Facility Agent on behalf of the Majority Lenders for the purposes and in accordance with this Agreement;

         "APPROVED VALUER" means Fearnley Offshore AS, R.S. Platou Offshore AS and Seabrokers A.S. or such other firm of international offshore shipbrokers as may from time to time be approved in writing by the Facility Agent (acting reasonably) on behalf of the Majority Lenders for the purposes of and in accordance with this Agreement;

         "ARRANGER" means Nordea Bank Norge ASA acting through its office at Middelthuns gate 17, P.O. Box 1166, Sentrum, 0107 Oslo, Norway;

         "AUDITORS" means Messrs Ernst & Young or another firm of international accountants acceptable to the Facility Agent acting reasonably;

         "BANKING DAY" means a day (other than Saturday or Sunday) on which banks are open for business in London, Oslo and New York City;

         "BORROWED MONEY" means, without double-counting, Indebtedness in respect of:

         (a)      money borrowed or raised and debit balances at banks;

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         (b)      any bond, note, loan stock, debenture or similar debt
                  instrument;

         (c)      acceptance or documentary credit facilities;

         (d) receivables sold or discounted (otherwise than on a non-recourse basis);

         (e)      deferred payments for assets or services acquired;

         (f) the amount of any liability in respect of any lease or hire purchase contract which constitutes a Capitalised Lease Obligation;

         (g)      Derivatives Contracts;

         (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a lender or financial institution (other than customs bonds, bid bonds and performance bonds);

         (i) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (b) to (h) above; and

         (j) guarantees in respect of Indebtedness of any person falling within any of (a) to (i) above;

         "BORROWER" means Gulf Offshore N.S. Limited and includes its successors in title;

         "BREAKAGE COSTS" shall have the meaning ascribed to it in clause 12.1;

         "CAPITALISED LEASE OBLIGATION" of any person means the obligation to pay rent or other payment amounts under a lease of (or other Borrowed Money arrangements conveying the right to use) real or personal property which is required to be classified and accounted for as a capitalised lease or a liability on the face of a balance sheet of such person in accordance with U.S. GAAP or the generally accepted accounting principles of any other Relevant Jurisdiction, as the case may be;

         "CASUALTY AMOUNT" means five hundred thousand Dollars ($500,000) (or the equivalent in any other currency);

         "CERTIFICATE OF COMPLIANCE" means a certificate to be issued by the Guarantor from time to time pursuant to clause 10.1.6 substantially in the form set out in Schedule 6;

         "CHARTERER" means Gulf Offshore Marine International, Inc. being the bareboat charterer of the Mortgaged Vessels, "HIGHLAND SCOUT" and "HIGHLAND GUIDE";

         "CLASSIFICATION" means, with respect of each Mortgaged Vessel, the classification specified in Schedule 2 or such other classification as the Majority Lenders shall, at the request of the Borrower or the Guarantor, have agreed in writing shall be treated as the Classification of that Mortgaged Vessel for the purposes of this Agreement and the other Security Documents;

         "CLASSIFICATION SOCIETY" means with respect to each Mortgaged Vessel, the classification society specified in Schedule 2 or such other classification society which the Majority Lenders shall, at the request of the Borrower or the Guarantor, have agreed in writing shall be treated as the classification society of that Mortgaged Vessel for the purposes of this Agreement and the Security Documents;

         "COLLATERAL DEED" means:

         (a) in relation to a Mortgaged Vessel whose Flag State is the United Kingdom, a deed of covenant in respect of such Mortgaged Vessel executed or (as the context may require) to be executed by the Borrower in favour of the Security Trustee (for the benefit of the Creditors) in the agreed form;

         (b) in relation to a Mortgaged Vessel whose Flag State is the Republic of Panama, a general assignment of the Earnings, Insurance and Requisition Compensation in respect of such Mortgaged Vessel executed or (as the context may require) to be executed by the Guarantor and the Charterer in favour of the Security Trustee (for the benefit of the Creditors) in the agreed form, and "COLLATERAL DEEDS" means all of such deeds of covenant and general assignments;

         "COLLATERAL INSTRUMENTS" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrower, the Guarantor or any other person liable and includes documents creating or evidencing Encumbrances;

         "COMMITMENT" means, in relation to each Lender, the amount set opposite its name in Schedule 1 and/or, in the case of a Transferee Lender, the amount novated as specified in the relevant Transfer Certificate, as reduced, by any prepayment under clause 6.4 or any cancellation pursuant to clause 6.9, so that, if at such time the Commitment has been reduced to zero, references to the Lenders' Commitment in relation thereto shall be construed as a reference to the Lenders' Commitment immediately prior to such reduction to zero;

         "COMPULSORY ACQUISITION" means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of any Mortgaged Vessel by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

         "CONSENTS AND ACKNOWLEDGEMENTS" means all notices of assignment and acknowledgements thereof issued in connection with this Agreement and any of the other Security Documents;

         "CONSOLIDATED EBIT" means, with respect of the Guarantor on a consolidated basis calculated in accordance with U.S. GAAP, for any relevant period:

         (a)      the sum of the amounts for such period of:

                  (i)      consolidated net income;

                  (ii)     provisions for Taxes based on income;

                  (iii)    Consolidated Interest Expense;

                  (iv) amortisation or write-off deferred financing costs to the extent deducted in determining consolidated net income; and

                  (v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses;

         minus

         (b) the sum of the amounts for such period of gains from the sale of assets (excluding sales in the ordinary course of business) and other extraordinary gains;

         "CONSOLIDATED EBITDA" means, with respect of the Guarantor on a consolidated basis calculated in accordance with U.S. GAAP, for any relevant period, the sum of the amounts for such period of:

         (a)      Consolidated EBIT;

         (b)      depreciation expense;

         (c)      amortisation expense; and

         (d)      non-transactional foreign exchange losses (gains);

         "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Guarantor on a consolidated basis calculated in accordance with U.S. GAAP, for any relevant period, total interest expense (including that attributable to Capitalised Lease Obligations) as detailed under consolidated statements of operations and to include capitalised interest with respect to all outstanding Indebtedness of the Guarantor and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

         "CONTROL" when used with respect to any person means either the ownership of more than 50 percent (or such other amount as may be specified) of the voting share capital (or equivalent rights of ownership) of such person or the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROL", "CONTROLLING" and "CONTROLLED" shall be construed accordingly;

         "CREDITORS" means the Lenders, the Arranger, the Facility Agent and the Security Trustee;

         "DEFAULT" means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

         "DERIVATIVES CONTRACT" means a contract, agreement or transaction which is:

         (a) a rate swap, basis swap, commodity swap, forward rate transaction, commodity option, equity (or equity or other index) swap or option, bond option, interest rate option, foreign exchange transaction, cap, collar or floor, currency swap, currency option or any other similar transaction; and/or

         (b)      any combination of such transactions,

         in each case, whether on-exchange or otherwise;

         "DISPOSAL REDUCTION DATE" means:

         (a) where a Mortgaged Vessel has become a Total Loss, its Total Loss Reduction Date; or

         (b) where a Mortgaged Vessel is being sold in accordance with clause 10.5.14 the date upon which the sale of such Mortgaged Vessel is completed by the transfer of title to such Mortgaged Vessel to the purchaser in exchange for payment of the relevant purchase price;

         "DISPOSAL REPAYMENT AMOUNT" means in relation to a Disposal Reduction Date, the amount in Dollars, in relation to a Mortgaged Vessel which has become a Total Loss or is being sold, which is one hundred and fifteen percent (115%) of the Relevant Fraction of the Total Commitments as at the Disposal Reduction Date;

         "DOLLARS" and "$" mean the lawful currency of the United States of America and in respect of all payments to be made under this Agreement or any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

         "DRAWDOWN DATE" means the date on which an Advance is, or is to be, drawn down;

         "DRAWDOWN NOTICE" means a notice substantially in the terms of Schedule 3 duly completed by the Borrower with particulars of the relevant Advance;

         "DRAWDOWN PERIOD" means the period commencing on the date of this Agreement and ending on the date falling no later than one month before the Final Maturity Date;

         "EARNINGS" means, in relation to any Mortgaged Vessel, all moneys whatsoever from time to time due or payable to any person during the Security Period arising out of the use or operation of such Mortgaged Vessel including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, or other agreement with any operator, income arising out of pooling arrangements, compensation payable to the Borrower or the Guarantor in the event of requisition of such Mortgaged Vessel for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of such Mortgaged Vessel and any sums recoverable under any loss of earnings insurance;

         "ENCUMBRANCE" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, trust arrangement for the purpose of providing security or other security interest of any kind securing any obligation of any person or any other arrangement having the effect of conferring rights of retention or set-off or other disposal rights over an asset (including without limitation title transfer and/or retention arrangements having a similar effect) and includes any agreement to create any of the foregoing;

         "ENVIRONMENTAL AFFILIATE" means any agent or employee of the Borrower or any other Relevant Party or any person having a contractual relationship with the Borrower or any other Relevant Party in connection with any Relevant Vessel or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from the Relevant Vessel;

         "ENVIRONMENTAL APPROVAL" means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Vessel or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from the Relevant Vessel required under any Environmental Law;

         "ENVIRONMENTAL CLAIM" means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, Spill, release or discharge of a Pollutant from any Relevant Vessel;

         "ENVIRONMENTAL INCIDENT" means any Spill:

         (a)      from any Vessel; or

         (b)      from any other vessel in circumstances where:

                  (i) any Vessel or its owner, operator or manager may be liable for Environmental Claims arising from the Spill (other than Environmental Claims arising and fully satisfied before the date of this Agreement); and/or

                  (ii) any Vessel may be arrested or attached in connection with any such Environmental Claims;

         "ENVIRONMENTAL LAWS" means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Vessel pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, Spills, releases or discharges of Pollutants;

         "EVENT OF DEFAULT" means any of the events or circumstances described in clause 11.1;

         "FACILITY AGENT" means Nordea Bank Finland Plc acting through its New York branch at 437 Madison Avenue, New York, NY 10022, USA and includes its successors in title or such other person as may from time to time be appointed as Facility Agent for the Lenders pursuant to clause 2.17 of the Agency Agreement;

         "FAIR MARKET VALUE" means, in relation to each Mortgaged Vessel at any relevant time, the value of such Mortgaged Vessel as determined in accordance with the valuation carried out in accordance with clause 10.2.2;

         "FINAL MATURITY DATE" means the earlier of 31 January 2008 or three (3) calendar years from the first Drawdown Date;

         "FLAG STATE" means:

         (a) the United Kingdom in the case of the Mortgaged Vessels registered or to be registered in the United Kingdom;

         (b) the Republic of Panama in the case of Mortgaged Vessels registered or to be registered in the Republic of Panama;

         or such other state or territory as the Lenders may approve at the request of the Borrower, as being the "Flag State" of any of its Mortgaged Vessels for the purposes of this Agreement or any of the Security Documents;

         "FUNDED DEBT" means, with respect to the Guarantor and its Subsidiaries, on a consolidated basis calculated in accordance with U.S. GAAP, the sum of:

         (a) Indebtedness for Borrowed Money which in accordance with U.S. GAAP would be shown on the liability side of the balance sheet; and

         (b) all Indebtedness of a second person secured by any Encumbrance on any property of the Guarantor, or any of its Subsidiaries, whether or not such Indebtedness has been assumed;

         "GOVERNMENT ENTITY" means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

         "GROUP" means the Guarantor and all of its Subsidiaries controlled by the Guarantor;

         "GUARANTEE" means the guarantee of the Guarantor contained at clause 15 and includes each separate or independent stipulation or agreement by the Guarantor contained in this Agreement;

         "GUARANTEED LIABILITIES" means all moneys, obligations and liabilities expressed to be guaranteed by the Guarantor in clause 15.1; and

         "GUARANTOR" means GulfMark Offshore, Inc., a company incorporated in the State of Delaware in the United States, whose chief executive and corporate offices are in Houston, Texas and includes its successors in title;

         "INCAPACITY" means in relation to a person the insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever;

         "INDEBTEDNESS" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

         "INSURANCES" means all policies and contracts of insurance (which expression includes all entries of the Mortgaged Vessels in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of, among others, the Borrower or the Guarantor, (whether in the sole name of the Borrower or the Guarantor, or in the joint names of the Security Trustee and the Borrower or the Guarantor or otherwise) in respect of each Mortgaged Vessel and her Earnings or otherwise howsoever in connection with such Mortgaged Vessels and all benefits thereof (including claims of whatsoever nature and return of premiums);

         "INTEREST PAYMENT DATE" means, subject to the provisions of clause 5.1and clause 8.3, the last day of an Interest Period;

         "INTEREST PERIOD" means, in relation to any Advance or the Outstandings, each period for the calculation of interest in respect of the Outstandings ascertained in accordance with clauses 5.2and 5.3;

         "INTERMEDIATE VALUATION" has the meaning given at clause 10.2.2;

         "ISM CODE" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A.741 (18) of the International Maritime

         Organisation and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions of it and any regulation issued pursuant to it;

         "ISPS CODE" means the International Ship and Port Facility Security Code constituted pursuant to Resolution A.924 (22) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention and includes an amendments or extensions of it and any regulation issued pursuant to it;

         "LENDERS" means the banks and financial institutions listed in Schedule 1 and includes their successors in title and permitted assignees and transferees;

         "LEVERAGE RATIO" means the Guarantor's ratio of Funded Debt to Total Capitalisation;

         "LIBOR" means, in relation to a particular period, the rate for deposits of the relevant currency for a period equivalent to such period at or about 11 a.m. (London time) on the Quotation Date for such period as displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system or on any other system for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions dated August, 1985)), provided that if on such date no such rate is so displayed, LIBOR for such period shall be the arithmetic mean (rounded upward if necessary to five (5) decimal places) of the rates respectively quoted to the Facility Agent by each of the Reference Banks at the request of the Facility Agent as such Reference Bank's offered rate for deposits of the relevant currency in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to prime lenders in the London Interbank Market at or about 11 a.m. (London time) on the Quotation Date for such period;

         "LOSS PAYABLE CLAUSES" shall have the meaning given thereto in each of the Collateral Deeds;

         "MAJORITY LENDERS" means at any relevant time Lenders the aggregate of whose Commitments at such time exceed sixty six and two thirds per cent (662/3%) of the Total Commitments or, if all of the Commitments have been reduced to zero at or prior to that time, Lenders the aggregate of whose Commitments immediately prior to that reduction exceeded sixty six and two thirds per cent (66 2/3%) of the Total Commitments at that time;

         "MARGIN" means the rates adjusted in accordance with the following table:

                  TEST (N.B. BASED ON THE GUARANTOR)                    MARGIN
                  ----------------------------------                    ------
Leverage Ratio equal to or less than 0.50:1.00                           1.20%
Leverage  Ratio is equal to or less than 0.60:1.00 but
greater than 0.50:1.00                                                   1.30%

Leverage Ratio is greater than 0.60:1.00                                 1.50%

         and as determined in accordance with clause 5.8;

         "MARGIN ADJUSTMENT DATE" means, with respect to each Margin Re-calculation Period, the last day of that period;

         "MARGIN RE-CALCULATION PERIOD" means each period of ten (10) days commencing sixty (60) days after each Quarterly Financial Statements Preparation Date;

         "MATERIAL ADVERSE EFFECT" means the effect of any event or circumstance or series of events or circumstances which in the reasonable opinion of the Majority Lenders is likely to have a material adverse effect on:

         (a) the business, conditions (financial or otherwise), property, performance, prospects or results of operation of the person concerned; or

         (b) the ability of the person concerned to comply with any of its material obligations under this Agreement or any Security Document to which it is a party; or

         (c) the legality, validity or enforceability of this Agreement or any Security Document or the rights or remedies of any Creditors thereunder.

         "MONTH" or "MONTHS" means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that:

         (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month; and

         (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "MONTHS" and "MONTHLY" shall be construed accordingly;

         "MORTGAGE" means in relation to a Vessel, a first priority or first preferred mortgage of such Vessel executed (or as the context may require) to be executed by the Borrower or the Guarantor in favour of the Security Trustee (for the benefit of the Creditors) in the agreed form and "MORTGAGES" means all of such mortgages;

         "MORTGAGED VESSEL" means, at any relevant time, those Vessels listed in
         Schedule 2 and any other vessel substituted in accordance with clause
         10.3 which become subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation of which are subject to an Encumbrance pursuant to the relevant Mortgage or Collateral Deed in relation thereto and for the purposes of this Agreement a Vessel shall be deemed to be a Mortgaged Vessel as from the date that the Mortgage of that Vessel shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of (A) the due performance by the Borrower or the Guarantor of all its obligations under clause 6.4 following the sale or Total Loss of such Mortgaged Vessel as the case may be and (B) the end of the Security Period;

        "NET PROCEEDS FROM EQUITY OFFERINGS" means, in the case of the Guarantor and its Subsidiaries, the proceeds (after deducting the Guarantor's reasonable costs and expenses and any commissions, fees and other expenses due in connection therewith) received by the Guarantor or any of its Subsidiaries from any issue of corporate stock, shares, bonds, notes, debentures or other securities;

         "NET SALE PROCEEDS" means, in relation to a Mortgaged Vessel, the sale price of such Mortgaged Vessel received by the Borrower or the Guarantor (after deducting the Borrower's or the Guarantor's reasonable costs and out-of-pocket expenses incurred in connection with such sale including reasonable and proper costs of drydocking the relevant Mortgaged Vessel and carrying out any repairs on such Mortgaged Vessel for the purposes of complying with its obligations under the relevant sale agreement);

         "NET WORTH" means, with respect to the Guarantor and its Subsidiaries, on a consolidated basis determined in accordance with U.S. GAAP, its shareholder equity (excluding treasury stock and cumulative translation);

         "NOTES" means the Guarantor's 7.75% Senior Notes due July 15, 2014 issued pursuant to the Indenture dated July 21, 2004 for an amount of $160,000,000 between the Guarantor and U.S. Bank National Association or any exchange notes exchanged therefor;

         "OUTSTANDINGS" means the portion of the Total Commitments advanced or to be advanced (as the context requires) by the Lenders to the Borrower pursuant to and in accordance with this Agreement;

         "PERMITTED CHARTER" means the bareboat charters made between the Guarantor and the Charterer in respect of the Mortgaged Vessels "HIGHLAND GUIDE" and "HIGHLAND SCOUT";

         "PERMITTED ENCUMBRANCE" means:

         (a) any Encumbrance in favour of the Lenders created pursuant to this Agreement and any of the other Security Documents;

         (b) any lien on any Mortgaged Vessel for master's, officer's or crew's wages outstanding in the ordinary course of trading, any lien for salvage and any ship repairer's or outfitter's possessory lien for a sum in each case not (except with the prior written consent of the Facility Agent) exceeding the Casualty Amount; and

         (c) any lien arising by operation of law or otherwise in the ordinary course of business permitted under this Agreement and any of the other Security Documents to which the Borrower is a party, provided such liens do not secure amounts more than thirty (30) days overdue;

         (d) any other Encumbrance created after the date of this Agreement with the prior written consent of the Lenders; and

         (e) any Purchase Money Mortgage created after the date of this Agreement;

         "POLLUTANT" means and includes oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws;

         "PURCHASE MONEY MORTGAGE" means an Encumbrance on or against any assets or documents of title thereto securing a Purchase Money Obligation for such assets, provided that any Encumbrance given in respect of a Purchase Money Obligation shall not extend to any asset or documents of title thereto other than:

         (a) the asset acquired with the proceeds giving rise to the creation or assumption of that Purchase Money Obligation (including any earnings or other receivables derived from that asset and its insurance or any other compensation for or relating to its loss, damage, or any other matter whatsoever); and

         (b) fixed or structural improvements or modifications, if any, made to, erected or constructed on that asset;

         "PURCHASE MONEY OBLIGATIONS" means any Indebtedness created or assumed as part of the non-recourse project financing of the purchase price of real or tangible property and any extension, renewals or refinancing of such Indebtedness;

         "QUARTERLY FINANCIAL STATEMENTS" means quarterly consolidated financial statements of the Guarantor prepared as at each Quarterly Financial Statements Preparation Date comprising a profit and loss account and a balance sheet;

         "QUARTERLY FINANCIAL STATEMENTS PREPARATION DATE" means 31 March, 30 June, 30 September and 31 December in each year (or three, six, nine and twelve months after the commencement of the Guarantor's accounting period should its accounting reference date be changed);

         "QUOTATION DATE" means, in relation to an Interest Period or other period for which LIBOR is to be determined, the date (which shall not in any event be less than two (2) Banking Days before the commencement of any such Interest Period or other period) on which quotations would customarily be provided by leading banks in the London or other relevant Interbank Market for deposits in the relevant currency for delivery on the first day of that Interest Period or other period;

         "REFERENCE BANKS" means the New York branch of Nordea Bank Finland Plc and/or any other Lender appointed as such pursuant to the Agency Agreement;

         "REGISTRY" means, in relation to each Mortgaged Vessel, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register the Relevant Vessel, the Borrower's or the Guarantor's title to such Mortgaged Vessel, and the relevant Mortgages under the laws and flag of the relevant Flag State;

         "RELATED COMPANY" of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

         "RELEVANT FRACTION" shall mean a fraction whose numerator is the Fair Market Value of the relevant Mortgaged Vessel in the case of a Mortgaged Vessel that has suffered a Total Loss or is being sold (prevailing immediately before the Total Loss or sale) and whose denominator is the aggregate of the Fair Market Values of all the Mortgaged Vessels (including such Mortgaged Vessel) at the relevant date;

         "RELEVANT INSURED AMOUNT" means, in relation to a Mortgaged Vessel as at any relevant date, an amount in Dollars equal to the Relevant Fraction as at such date;

         "RELEVANT JURISDICTION" means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

         "RELEVANT PARTY" means each Security Party and any Security Party's Related Companies;

         "RELEVANT VESSEL" means any Mortgaged Vessel or any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to, any Relevant Party;

         "REQUISITION COMPENSATION" means in relation to each Mortgaged Vessel all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of such Mortgaged Vessel;

         "SEC" means the U.S. Securities and Exchange Commission or any successor governmental body or agency;

         "SECURITY DOCUMENTS" means this Agreement, the Agency Agreement, the Mortgages, the Collateral Deeds, all Consents and Acknowledgements, and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Outstandings, interest thereon and other moneys from time to time owing by the Borrower pursuant to this Agreement (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

         "SECURITY PARTY" means the Borrower, the Guarantor, the Charterer and any of the Guarantor's Subsidiaries which may at any time be a party to this Agreement and/or any of the other Security Documents;

         "SECURITY PERIOD" means the period commencing on the date of this Agreement and so long as all or any part of the Outstandings or the Commitments, interest thereon or any other moneys are owing, actually or contingently, under this Agreement and/or any of the other Security Documents remain outstanding;

         "SECURITY REQUIREMENT" means the amount in Dollars (as certified by the Facility Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Facility Agent) which is at any relevant time no less than one hundred and forty percent (140%) of the aggregate of the Outstandings;

         "SECURITY TRUSTEE" means Nordea Bank Finland Plc acting through its New York branch at 437 Madison Avenue, New York, NY 10022, USA and includes its successors in title or such other person as may from time to time be appointed as Security Trustee and trustee for the Lenders and the Creditors pursuant to clause 2.18 of the Agency Agreement;

         "SECURITY VALUE" means the amount in Dollars (as certified in good faith by the Facility Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Facility Agent) which, at any relevant time, is the aggregate of the Fair Market Value of the Mortgaged Vessels,

         (a)      all as most recently determined in accordance with clause
                  10.2.2; and

         (b) the Fair Market Value of any additional security for the time being actually provided by the Borrower or any Security Party to the Security Trustee pursuant to clause 10.2.1(b);

         "SEMI-ANNUAL VALUATION DATE" means each day falling six (6) months after the immediately preceding Annual Valuation Date;

         "SPILL" means any actual or threatened emission, spill, release or discharge of a Pollutant into the environment;

         "SUBSIDIARY" means

         (a) in the case of the Borrower, a subsidiary within the meaning of section 736 of the Companies Act 1985; and

         (b) in the case of the Guarantor, any business entity of which more than fifty percent (50%) of the voting stock or other equity interest is owned directly or indirectly by the Guarantor and/or one or more other Subsidiary of the Guarantor;

         "TAXES" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "TAXATION" shall be construed accordingly;

         "TOTAL COMMITMENTS" means at any relevant time the total of the Commitments of all the Lenders at such time;

         "TOTAL LOSS" means:

         (a) the actual, constructive, compromised or arranged total loss of any Mortgaged Vessel; or

         (b)      the Compulsory Acquisition of any Mortgaged Vessel; or

         (c) the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of any Mortgaged Vessel (other than where the same amounts to the Compulsory Acquisition of any Mortgaged Vessel) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless any Mortgaged Vessel be released and restored to the Borrower from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within ninety (90) days or such other time agreed in writing by the Facility Agent after the occurrence thereof;

         "TOTAL LOSS REDUCTION DATE" means, in relation to a Mortgaged Vessel, the date which is the earlier of:

         (a) the date one hundred and twenty (120) days after such Mortgaged Vessel became a Total Loss or such later date as may be agreed in writing by the Facility Agent (acting on the instructions of the Majority Lenders) if they are satisfied that the relevant Mortgaged Vessel was properly insured at the time of such Total Loss and that insurance proceeds in respect of such Total Loss will be recovered in amounts sufficient to enable the Borrower to comply with its prepayment obligations under clause 6.4 of this Agreement arising as a consequence of such Total Loss and will be applied in accordance with this Agreement and any of the other Security Documents by the later date so agreed; and

         (b) the date upon which insurance proceeds or Requisition Compensation in respect of such Total Loss are received by the Borrower (or the Security Trustee as the Borrower's assignee pursuant to the relevant Collateral Deed), provided always that in the case of clause 6.4.4(b) the Total Loss Reduction Date shall not in any event be later than 180 days from the date on which notice of abandonment of the Mortgaged Vessel was given to the insurers and in the case of clause 6.4.4(c) the Total Loss Reduction Date shall not in any event be later than 180 days after the first date on which discussions were commenced with the insurers regarding the basis on which the compromised or arranged total loss would be settled;

         "TRANSFER CERTIFICATE" means a transfer certificate for the purposes of clause 16 substantially in the form set out in Schedule 5 (or such other form as the Facility Agent may approve or require);

         "TRANSFEREE LENDER" has the meaning ascribed thereto in clause 16.3;

         "UNITED STATES" or "U.S." means the United States of America;

         "U.S. GAAP" means generally accepted accounting principles in the United States;

         "VALUATION DATE" means an Annual Valuation Date and/or a Semi-Annual Valuation Date as the context shall require; and

         "VESSELS" means the Mortgaged Vessels or any of them as the context shall require.

1.3      HEADINGS

         Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4      CONSTRUCTION OF CERTAIN TERMS

         In this Agreement, unless specified otherwise or the context otherwise requires:

1.4.1 references to clauses and Schedules are to be construed as references to clauses of, and Schedules to, this Agreement and references to this Agreement include its Schedules;

1.4.2 references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Facility Agent;

1.4.3 references to a "REGULATION" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.4.4 words importing the plural shall include the singular and vice versa;

1.4.5        references to a time of day are to London time;

1.4.6 references to a "PERSON" shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7 references to "ASSETS" include all or part of any business, undertaking, real property, personal property, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, any of the foregoing;

1.4.8 references to a "GUARANTEE" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly;

1.4.9 references to the "EQUIVALENT" of an amount specified in a particular currency (the "SPECIFIED CURRENCY AMOUNT") shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about 11 a.m. on the day on which the calculation falls to be made for spot delivery as determined by the Facility Agent; and

1.4.10 references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.5      INSURANCE TERMS

         In clause 10.5.1:

1.5.1 "EXCESS RISKS" means the proportion (if any) of claims for general average salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which a Mortgaged Vessel is assessed for the purpose of such claims exceeding her insured value;

1.5.2 "PROTECTION AND INDEMNITY RISKS" means the usual risks (including oil pollution) covered by a United Kingdom protection and indemnity association or a protection and indemnity association which is managed in the United Kingdom or Norway (including, without limitation, the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of Clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision) or (if placed on Norwegian terms) means protection and indemnity risks as defined in the Norwegian Marine Insurance Plan of 1996 as amended ; and

1.5.3 "WAR RISKS" includes those risks covered by the standard form of English marine policy with Institute War and Strikes Clauses - time (1/11/95) attached or similar cover or (if placed on Norwegian terms means the war risks described in the Norwegian Marine Insurance Plan of 1966 as amended).

1.6      ACCOUNTING TERMS

         All accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with U.S. GAAP (whether or not such is indicated in this Agreement).

1.7      AGREED FORMS

         In this Agreement, any document expressed to be "IN THE AGREED FORM" means a document in a form agreed by (and for the purposes of identification signed by or on behalf of) the Borrower and the Facility Agent (acting on the instructions of the Lenders) or (in the case of any of the other Security Documents) a document in the form actually executed by both the relevant Security Party or relevant Security Parties and the Security Trustee.

1.8      MAJORITY LENDERS

         Where this Agreement provides for any matter to be determined by reference to the opinion of the Majority Lenders or the Lenders or to be subject to the consent or request of the Majority Lenders or the Lenders or for any action to be taken on the instructions of the Majority Lenders or the Lenders, such opinion, consent, request or instructions shall (as between the Lenders) only be regarded as having been validly given or issued by the Majority Lenders or the Lenders (as the case may be) if all the Lenders shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Lenders or all the Lenders (as the case may be) shall have given or issued such opinion, consent, request or instructions but so that (as between the Borrower and the Lenders) the Borrower shall be entitled (and bound) to assume that such notice shall have been duly received by each Lender and that the relevant majority shall have been obtained to constitute Majority Lenders or the Lenders (as the case may be) whether or not this is in fact the case.

2        THE FACILITY

2.1      AMOUNT

2.1.1 The Lenders, relying upon each of the representations and warranties in clause 9, agree to lend to the Borrower and upon and subject to the terms of this Agreement the Total Commitment.

2.1.2 The obligation of each Lender under this Agreement shall be to contribute that proportion of each Advance which, as at the Drawdown Date of such Advance, its Commitment bears to the aggregate amount of the Total Commitments.

2.2      OBLIGATIONS SEVERAL

         The obligations of each Lender under this Agreement are several; the failure of any Lender to perform such obligations shall not relieve any other Lender, the Arranger, the Facility Agent or the Borrower of any of their respective obligations or liabilities under this Agreement nor shall the Facility Agent or the

         Arranger be responsible for the obligations of any Lender (except for its own obligations, if any, as a Lender) nor shall any Lender be responsible for the obligations of any other Lender under this Agreement.

2.3      INTERESTS SEVERAL

         Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Lenders or all the Lenders (as the case may be)) the interests of the Facility Agent, the Arranger and the Lenders are several and the amount due to the Facility Agent (for its own account) and to the Arranger and to each Lender is a separate and independent debt. The Facility Agent, the Arranger and (subject always to the provisions of the Agency Agreement) each Lender shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for the Facility Agent, the Arranger or any Lender (as the case may be) to be joined as an additional party in any proceedings for this purpose.

3        CONDITIONS

3.1      DOCUMENTS AND EVIDENCE

         The obligation of each Lender to make its Commitment available shall be subject to the condition that the Facility Agent, or its duly authorised representative, shall have received:

3.1.1 on the date of this Agreement (or such later date as the Lenders may agree in accordance with clause 3.3 but in any event no later than four (4) Banking Days before the day on which the first Drawdown Notice is given) the documents and evidence specified in part 1 of Schedule 4;

3.1.2 not later than four (4) Banking Days before the day on which the Drawdown Notice in respect of the first Advance is given, (or such later date as the relevant Lenders may agree in accordance with clause 3.3) the documents and evidence specified in part 2 of
             Schedule 4;

         in each case in form and substance satisfactory to the Facility Agent.

3.2      GENERAL CONDITIONS PRECEDENT

         The obligation of each Lender to contribute to any Advance is subject to the further conditions that at the date of each Drawdown Notice and on each Drawdown Date:

3.2.1 the representations and warranties set out in clause 9.1 (and so that the representation and warranty in clause 9.1.1 shall for this purpose refer to the then latest audited financial statements delivered to the Facility Agent under clause 10.1.5) are true and correct on and as of each such date as if each were made with respect to the facts and circumstances existing at such date; and

3.2.2 no Default shall have occurred and be continuing or would result from the making of such Advance.

3.3      WAIVER OF CONDITIONS PRECEDENT

         The conditions specified in this clause 3 are inserted solely for the benefit of the Lenders and may be waived on their behalf in whole or in part and with or without conditions by the Facility Agent acting on the instructions of all the Lenders without prejudicing the right of the Facility Agent (acting on such instructions) to require fulfilment of such conditions in whole or in part in respect of any other Advance.

3.4      NOTIFICATION

         The Facility Agent shall notify the Lenders and the Borrower promptly after receipt by it of the documents and evidence referred to in clause
         3.1 in form and substance satisfactory to it.

4        ADVANCES

4.1      DRAWDOWN

         Subject to the terms and conditions of this Agreement an Advance shall be made available to the Borrower during the Drawdown Period following receipt by the Facility Agent from the Borrower of a

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         Drawdown Notice not later than 11 a.m. on the third (3rd) Banking Day before the proposed Drawdown Date. A Drawdown Notice shall be effective on actual receipt by the Facility Agent, and, once given, shall, subject as provided in clause 5.7, be irrevocable.

4.2      AMOUNT

4.2.1 The aggregate amount of each Advance shall be a minimum of two million Dollars ($2,000,000) or the balance of the Commitments.

4.2.2    No more than six (6) Advances shall be outstanding at the same time.

4.2.3 The aggregate amount of all Advances drawn but unpaid at any time shall not exceed the Total Commitments at such time.

4.3      TERMINATION OF COMMITMENTS

         Any part of the Commitments undrawn and uncancelled at the end of the Drawdown Period shall thereupon be automatically reduced to zero.

4.4      APPLICATION OF PROCEEDS

         Without prejudice to the Borrower's obligations under clause 1.1, none of the Lenders, the Arranger or the Facility Agent shall have any responsibility for the application of the proceeds of any Advance by the Borrower.

5        INTEREST AND INTEREST PERIODS; ALTERNATIVE INTEREST RATES; MARGIN

5.1      NORMAL INTEREST RATE

         The Borrower shall pay interest on each Advance or, as the case may be, the Outstandings in respect of each Interest Period on the relevant Interest Payment Date (or, in the case of Interest Periods of more than three (3) months, by instalments, every three (3) months from the commencement of the Interest Period and on the relevant Interest Payment Date) at the rate per annum determined by the Facility Agent to be the aggregate of:

5.1.1        the Margin; and

5.1.2        LIBOR.

5.2      SELECTION OF INTEREST PERIODS

         With respect to the Outstandings the Borrower may by notice received by the Facility Agent not later than 11 a.m. on the third (3rd) Banking Day before the beginning of each Interest Period or (as appropriate) in a Drawdown Notice, select a duration of one (1), three (3) or six (6) months (or such longer period as the Majority Lenders may agree with the Borrower) for such Interest Period provided that the Borrower shall not be entitled to select a period of one (1) month more than three (3) times in any period of twelve (12) months.

5.3      DETERMINATION OF INTEREST PERIODS APPLICABLE TO THE OUTSTANDINGS

         Each Interest Period applicable to the Advances shall be of the duration selected by the Borrower in accordance with clause 5.2 but so that:

5.3.1 the initial Interest Period in respect of each Advance (or, as the case may be, the Outstandings) as the case may be, shall commence on the relevant Drawdown Date and each subsequent Interest Period in respect of such Advance (or, as the case may be, Outstandings) shall commence on the expiry of the previous Interest Period;

5.3.2 the initial Interest Period in respect of each Advance after the first Advance shall end on the same day as the then current Interest Period of the previous Advance;

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

5.3.3 if the Borrower fails to select the duration of an Interest Period for any Advance in accordance with the provisions of clause 5.2 and this clause 5.3 such Interest Period shall, subject to the other provisions of this clause 5.3, have a duration of three (3) months.

5.4      INTEREST FOR LATE PAYMENT

5.4.1 If the Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 5.4) on its due date for payment under this Agreement the Borrower shall pay interest on such sum from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Facility Agent pursuant to this clause 5.4.

5.4.2 The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three (3) months as selected by the Facility Agent (after consultation with the Lenders so far as reasonably practicable in the circumstances) each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Facility Agent) of (a) two percent (2%) per annum, (b) the Margin, and (c) LIBOR, unless such unpaid sum is an amount of principal which shall have become due and payable, by reason of a declaration by the Facility Agent under clause 11.2.1 or a prepayment pursuant to clauses 6.4,
             6.6 or 13.1, prior to the next succeeding Interest Payment Date relating thereto, in which case the first such period selected by the Facility Agent shall end on such Interest Payment Date and interest shall be payable on such unpaid sum during such period at a rate two percent (2%) above the rate applicable thereto immediately before it shall have become so due and payable.

5.4.3 Interest under this clause 5.4 shall be due and payable on the last day of each period determined by the Facility Agent pursuant to this clause 5.4 or, if earlier, on the date on which the sum in respect of which such interest is accruing shall actually be paid. If, for the reasons specified in clause 5.7.1 or 5.7.2, the Facility Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 5.4, each Lender shall promptly notify the Facility Agent of the cost of funds to such Lender and interest on any sum not paid on its due date for payment shall be calculated for each Lender at a rate determined by the Facility Agent to be two percent (2%) per annum above the aggregate of the Margin and the cost of funds to such Lender.

5.5      NOTIFICATION OF INTEREST PERIODS AND INTEREST RATE

         The Facility Agent shall notify the Borrower and the Lenders promptly of the duration of each Interest Period or other period for the calculation of interest (or, as the case may be, default interest) and of each rate of interest determined by either of them under this clause 5.

5.6      REFERENCE BANK QUOTATIONS

         If any Reference Bank is unable or otherwise fails to furnish a quotation for the purpose of calculating LIBOR (where such a quotation is required having regard to the definition of LIBOR in clause 1.2) the interest rate for the relevant Interest Period shall be determined, subject to clause 5.7, on the basis of the quotations furnished by the remaining Reference Banks.

5.7      MARKET DISRUPTION; NON-AVAILABILITY

5.7.1    If and whenever, at any time prior to the commencement of any Interest
         Period:

         (a) at a time when Reference Bank quotations are required for LIBOR the Facility Agent shall have determined in good faith, after consultation with the Reference Banks (which determination shall, in the absence of manifest error, be conclusive), that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period; or

         (b) none or only one of the Reference Banks supplies the Facility Agent with a quotation for the purpose of calculating LIBOR (where such a quotation is required having regard to the definition of LIBOR in clause 1.2); or

         (c) the Facility Agent shall have received notification from the Lenders with Commitments aggregating not less than one-third of the Outstandings (or, prior to the first Drawdown Date,

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

                  Commitments aggregating not less than one-third of the Commitments) that deposits in Dollars are not available to the Lenders in the London or other relevant Interbank Market (as the case may be) in the ordinary course of business in sufficient amounts to fund their Commitments for such Interest Period or that LIBOR does not accurately reflect the cost to such Lenders of obtaining such deposits, the Facility Agent shall forthwith give notice (a "DETERMINATION NOTICE") to the Borrower and to each of the Lenders. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Commitments shall not be borrowed until notice to the contrary is given to the Borrower by the Facility Agent.

5.7.2 During the period of ten (10) days after any Determination Notice has been given by the Facility Agent under clause 5.7.1 each Lender shall certify an alternative basis (the "SUBSTITUTE BASIS") for making available or, as the case may be, maintaining its Commitment. The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds including Additional Cost, if any, to such Lender equivalent to the relevant Margin. Each Substitute Basis so certified shall be binding upon the Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Facility Agent notifies the Borrower that none of the circumstances specified in clause 5.7.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

5.8      VARIABLE MARGIN

5.8.1 During each Margin Re-Calculation Period the Facility Agent shall review the Leverage Ratio (as at the relevant Quarterly Financial Statements Preparation Date) (for the purpose of this clause 5.8 the "PREVAILING RATIO") based on the calculations contained in the relevant Certificate of Compliance accompanying the Quarterly Financial Statements. If, after reviewing the calculations contained in any Certificate of Compliance, the Facility Agent is of the opinion that the Certificate of Compliance does not accurately determine the Prevailing Ratio, the Facility Agent shall notify the Borrower in writing and the parties shall in good faith endeavour to resolve the error in calculation or difference of opinion (as the case may be) prior to the expiry of the Margin Re-Calculation Period. If the Facility Agent and the Borrower fail to reach agreement as aforesaid the Facility Agent shall in good faith determine the Prevailing Ratio.

5.8.2 The Facility Agent shall notify the Borrower and the Lenders in writing before the expiry of the Margin Re-Calculation Period of the Prevailing Ratio and whether or not the Prevailing Ratio would result in a change of the Margin in accordance with the table set out in the definition of such Margin in clause 1.2.

5.8.3 Any adjustment in the Margin as a result of clauses 5.8.1 and 5.8.2 shall take effect on and with effect from the relevant Margin Adjustment Date and apply to all of the Advances as at such date until further adjusted under the provisions of this clause 5.8 and the Facility Agent's notice referred to in clause 5.8.2) shall include a statement setting out the re-calculated interest due with respect to each such Advance.

6        REPAYMENT, PREPAYMENT AND CANCELLATION

6.1      REPAYMENT

         The Borrower shall repay any Advances on the last day of the Interest Period relating to such Advance.

6.2      ROLLOVER OF ADVANCES

         6.2.1 This clause 6.2 applies if an Advance is to be drawn on a day when another Advance is due to be repaid.

6.2.2 The maturing Advance will be deemed to be repaid on the last day of the Interest Period relating to such Advance either in whole (if the new Advance is equal to or greater than the maturing Advance) or in part (if the new Advance is less than the maturing Advance).

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

6.2.3 To the extent that the maturing Advance is deemed to be repaid under clause 6.2.2, the principal amount of the new Advance will be deemed to be credited to the account of the Borrower by the Facility Agent on behalf of the Lenders.

6.2.4 If the new Advance is less than the maturing Advance, the Borrower will repay the difference.

6.2.5 If the new Advance is greater than the maturing Advance, the Lenders will make the difference available to the Borrower.

6.3      VOLUNTARY PREPAYMENT

         The Borrower may prepay its relevant Outstandings or any relevant Advance in whole or part (being not less than $1,000,000 in any case calculated in accordance with clause 6.8) on any Interest Payment Date relating to the part of such Outstandings or Advance to be repaid. Amounts prepaid pursuant to this clause 6.3 may be re-borrowed subject always to clause 4.1 and clause 6.1.

6.4      PREPAYMENT ON LOSS AND SALE, ETC.

6.4.1    REDUCTION OF COMMITMENT

         If:

             (a)      a Mortgaged Vessel becomes a Total Loss; or

             (b)      a Mortgaged Vessel is sold,

         the Commitments shall be reduced on the applicable Disposal Reduction Date by the relevant Disposal Repayment Amount. If, upon reduction of the Commitments by such Disposal Repayment Amount, the Outstandings at such time exceed the Commitments as thereby reduced, the Borrower shall on such Disposal Reduction Date prepay such amount of the Outstandings or any Advance as will ensure that immediately thereafter the Outstandings will not exceed the Commitments as so reduced.

6.4.2    VALUATION OF MORTGAGED VESSELS

         For the purposes of this clause 6.4 and to determine the Relevant Fraction of the Commitments, the Mortgaged Vessels shall be valued in accordance with clause 10.2.2 at the cost of the Borrower save that, in the case of the sale of such a Mortgaged Vessel, the value of such Mortgaged Vessel shall, for the purposes of this clause, be deemed to be the Net Sale Proceeds of such Mortgaged Vessel or, if higher and if the purchaser is a Subsidiary of the Borrower or the Guarantor, the value of such Mortgaged Vessel as determined in accordance with clause 10.2.2.

6.4.3    VALUATION CONCLUSIVE AND COSTS

         The values determined in accordance with clause 6.4.2 shall be binding upon the parties hereto for the purposes of determining the Disposal Reduction Amount for a Disposal Reduction Date and all costs in connection with the Facility Agent obtaining any valuation for such purpose shall be borne by the Borrower.

6.4.4    DATE OF TOTAL LOSS

         For the purpose of this Agreement, a Total Loss shall be deemed to have occurred:

         (a) in the case of an actual total loss of a Mortgaged Vessel on the actual date and at the time such Mortgaged Vessel was lost or, if such date is not known, on the date on which such Mortgaged Vessel was last reported;

         (b) in the case of a constructive total loss of a Mortgaged Vessel, upon the date and at the time notice of abandonment of such Mortgaged Vessel is given to the insurers of such Mortgaged Vessel for the time being (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date and at the time at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration panel to have occurred or, if earlier, the date falling six (6) months after notice of abandonment of such Mortgaged Vessel was given to the insurers;

         (c) in the case of a compromised or arranged total loss, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of the relevant Mortgaged Vessel;

         (d) in the case of Compulsory Acquisition of a Mortgaged Vessel, on the date upon which the Compulsory Acquisition of such Mortgaged Vessel occurs; and

         (e) in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Mortgaged Vessel (other than where the same amounts to Compulsory Acquisition of such Mortgaged Vessel) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the owner of the Mortgaged Vessel of the use of such Mortgaged Vessel for more than ninety (90) days, upon the expiry of the period of ninety (90) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred or such other longer period as agreed by the Facility Agent on behalf of the Majority Lenders.

6.4.5    APPLICATION OF TOTAL LOSS AND SALE PROCEEDS

         Default has occurred and is continuing and provided the Borrower shall have complied with clauses 6.4 and 6.5, any of the following moneys:

         (a) insurance moneys or Requisition Compensation in respect of a Total Loss of a Mortgaged Vessel; or

         (b)      any proceeds of sale of a Mortgaged Vessel,

         received by the Facility Agent or the Security Trustee pursuant to any Security Document shall be paid to the Borrower or the Guarantor or (if and to the extent necessary to ensure compliance with clause 6.4) retained by the Facility Agent for application in or towards making any prepayment and paying any other moneys required under clauses 6.4and
         6.5. For this purpose, any such moneys so received (or the relevant part thereof) shall be applied, in effecting any prepayment required in accordance with clause and paying related amounts due under clause 6.5.

6.5      AMOUNTS PAYABLE ON PREPAYMENT

         Any prepayment of all or part of the Outstandings under this Agreement shall be made together with:

6.5.1 accrued interest on the amount to be prepaid to the date of such prepayment;

6.5.2    any additional amount payable under clause 8.7 or 13.2; and

6.5.3 all others sums payable by the Borrower to the Creditors under this Agreement or any of the other Security Documents including, without limitation, any accrued commitment commission payable under clause
             7.1.2 and any amounts payable under clause 12.

6.6      ADDITIONAL VOLUNTARY PREPAYMENT

         The Borrower may also prepay (in whole but not in part only), without premium or penalty, but without prejudice to its obligations under clauses 5.7, 8.7 and 13.2:

6.6.1 the Outstandings of any Lender to which the Borrower shall have become obliged to pay additional amounts under clauses 8.7 or 13.2; or

6.6.2 any Lender's Outstandings to which a Substitute Basis applies by virtue of clause 5.7.2.

         Upon any notice of such prepayment being given, the Commitment of the relevant Lender shall be reduced to zero and for the avoidance of doubt, any amount prepaid under this clause 6.6 shall be applied in reducing the Reduction Amounts proportionately amongst the Lenders.

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

6.7      NOTICE OF PREPAYMENT

6.7.1 No prepayment may be effected under clause 6.3 unless the Borrower shall have given the Facility Agent at least three (3) Banking Days' notice of its intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Facility Agent, shall be irrevocable, shall specify the amount to be prepaid and shall oblige the Borrower to make such prepayment on the date specified.

6.7.2 Any amount prepaid pursuant to clauses 6.4, 6.6or 10.2.1(a) or cancelled pursuant to clause 6.9 shall be applied in reducing the Advances under clause 6.1 in inverse order of their due dates for payment/reduction. The Borrower may not prepay the Outstandings or any part thereof save as expressly provided in this Agreement.

6.8      CURRENCY AMOUNTS REPAYABLE

         Each repayment or prepayment of any Advance under this Agreement shall be made in Dollars.

6.9      CANCELLATION

         The Borrower may at any time during the Drawdown Period by notice to the Facility Agent (effective only on actual receipt) cancel with effect from a date not less than ten (10) days after the receipt by the Facility Agent of such notice the whole or any part (being not less than one million Dollars ($1,000,000) or, if less, the balance) of the Commitments which has not then been borrowed or requested by the Borrower in a Drawdown Notice. Any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Commitment of each Lender shall be reduced proportionately amongst the Lenders. No amount cancelled under this clause 6.9 may be made available for borrowing or re-borrowing.

7        COMMITMENT COMMISSION, FEES AND EXPENSES

7.1      FEES

         The Borrower shall pay to the Facility Agent:

7.1.1        ARRANGEMENT FEE

             for the account of the Arranger an arrangement fee of an amount agreed between the Borrower and the Arranger in a separate letter and such amount shall be paid on or before the first Drawdown Date;

7.1.2        COMMITMENT COMMISSION

             on the dates falling at three (3) monthly intervals from the date of this Agreement and for so long as any Commitments remain available for drawing until the date of cancellation in full of the Commitments, for the account of each Lender, commitment commission computed from the date of this Agreement at the percentage rate per annum on the amount of the daily undrawn and uncancelled amount of the Commitment which is equal to fifty per cent (50%) of the Margin applicable during each such period of calculation of commitment commission; and

7.1.3        AGENCY FEE

             an agency fee for the account of the Facility Agent in the amount agreed between the Borrower and the Facility Agent in a separate letter payable on the date of the first Transfer Certificate and then in advance on each anniversary of such date until the end of the Security Period.

         The fees referred to in clause 7.1.1 shall be payable by the Borrower to the Facility Agent whether or not any part of the relevant Commitment is ever advanced.

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

7.2      EXPENSES

         The Borrower shall pay to the Facility Agent on a full indemnity basis on demand all reasonable expenses (including legal, printing and out-of-pocket expenses) properly incurred by any of the Creditors:

7.2.1 in connection with due diligence, the negotiation, preparation, closing and, where relevant, registration of this Agreement and the other Security Documents, and of any amendment or extension of or the granting of any waiver or consent under, this Agreement or any of the other Security Documents; and

7.2.2 in contemplation of, or otherwise in connection with, the enforcement of, or maintenance and preservation of any rights under, any of this Agreement and the Security Documents, or otherwise in respect of the moneys owing under this Agreement and any of the Security Documents, together with interest at the rate referred to in clause 5.4 from the date on which such expenses were invoiced to or otherwise demanded in writing from the Borrower to the date of payment (as well after as before judgment).

7.3      VALUE ADDED TAX

         All fees and expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by any Creditor under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

7.4      STAMP AND OTHER DUTIES

         The Borrower shall pay all stamp, documentary, registration or other like duties or Taxes (including any duties or Taxes payable by the Creditors) imposed on or in connection with this Agreement, the other Security Documents or the Outstandings and shall indemnify the Creditors against any liability arising by reason of any delay or omission by the Borrower to pay such duties or Taxes.

8        PAYMENTS AND TAXES; ACCOUNTS AND CALCULATIONS

8.1      NO SET-OFF OR COUNTERCLAIM

         The Borrower acknowledges that in performing their respective obligations under this Agreement the Lenders will be incurring liabilities to third parties in relation to the funding of amounts to the Borrower, such liabilities matching the liabilities of the Borrower to the Lenders and that it is reasonable for the Lenders to be entitled to receive payments from the Borrower gross on the due date in order that the Lenders are put in a position to perform their matching obligations to the relevant third parties. Accordingly, all payments to be made by the Borrower under this Agreement or any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 8.7, free and clear of any deductions or withholdings, in Dollars (except for costs, charges or expenses which shall, at the request of the Facility Agent, be payable in the currency in which they are incurred) on the due date to the Facility Agent for the account of each Lender to such account as the Facility Agent may from time to time specify for this purpose. Save where this Agreement specifically provides for a payment to be made for the account of a particular Lender (including, without limitation, clauses 5.1, 6.3, 6.6, 6.8, 7.2, 8.7, 12.1,12.2, 12.3, 13.1 and 13.2)
         in which case the Facility Agent shall distribute the relevant payment to the Lender concerned, payments to be made by the Borrower under this Agreement shall be for the account of all the Lenders and the Facility Agent shall forthwith distribute such payments in like funds as are received by the Facility Agent to the Lenders rateably in accordance with their Commitments.

8.2      PAYMENT BY THE LENDERS

         All sums to be advanced by the Lenders to the Borrower under this Agreement shall be remitted in Dollars in the case of the drawdown of an Advance, on the Drawdown Date to the account of the Facility Agent at such bank as the Facility Agent may have notified to the Lenders and shall be paid by the Facility Agent on such date in the funds as are received by the Facility Agent to the account of the Borrower specified in the relevant Drawdown Notice.

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

8.3      NON-BANKING DAYS

         When any payment under this Agreement or any of the other Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

8.4      FACILITY AGENT MAY ASSUME RECEIPT

         Where any sum is to be paid under this Agreement to the Facility Agent for the account of another person, the Facility Agent may assume that the payment will be made when due and may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Facility Agent, then the person to whom such sum was so made available shall on request refund such sum to the Facility Agent together with interest thereon sufficient to compensate the Facility Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Facility Agent for any and all loss or expense which the Facility Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

8.5      CALCULATIONS

         All payments of interest in respect of an Advance shall be made in the currency in which the Advance is outstanding at the relevant time. All interest and other payments of an annual nature under this Agreement or any of the other Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year.

8.6      CERTIFICATES CONCLUSIVE

         Any certificate or determination of the Facility Agent as to any rate of interest, rate of exchange or any other amount pursuant to and for the purposes of this Agreement or any of the other Security Documents shall be issued or given in good faith and, in the absence of manifest error, be conclusive and binding on the Borrower.

8.7      GROSSING-UP FOR TAXES

         If at any time the Borrower is required to make any deduction or withholding in respect of Taxes from any payment due under this Agreement or any of the other Security Documents for the account of any Lender, the Arranger or the Facility Agent (or if the Facility Agent is required to make any such deduction or withholding from a payment to the Arranger or a Lender), the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Lender, the Arranger and the Facility Agent receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify each Lender against any losses or costs incurred by it by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrower shall promptly deliver to the Facility Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

8.8      CLAW-BACK OF TAX BENEFIT

         If, following any such deduction or withholding as is referred to in clause 8.7 from any payment by the Borrower, any Lender shall receive or be granted a credit against or remission for any Taxes payable by it, the relevant Lender shall, subject to the Borrower having made any increased payment in accordance with clause 8.7 and to the extent that the relevant Lender can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of the relevant Lender to obtain any other relief or allowance which may be available to it, reimburse the Borrower with such amount as the relevant Lender shall in good faith in its absolute discretion certify to be the proportion of such credit or remission as will leave the relevant Lender (after such reimbursement) in no better or worse position than it would have been in had there been no such deduction or withholding from the payment by the Borrower as aforesaid. Such reimbursement shall be made

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

         forthwith upon the relevant Lender certifying that the amount of such credit or remission has been received by it. Nothing contained in this Agreement shall oblige the relevant Lender to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, the Borrower shall not, by virtue of this clause 8.8, be entitled to enquire about the relevant Lender's tax affairs.

8.9      BANK ACCOUNTS

         Each Lender shall maintain, in accordance with its usual practices, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under this Agreement. The Facility Agent shall maintain a control account showing each Advance and other sums owing by the Borrower under this Agreement and all payments in respect thereof made by the Borrower from time to time. The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrower under this Agreement.

8.10     PARTIAL PAYMENTS

         If, on any date on which a payment is due to be made by the Borrower under this Agreement and/or any of the other Security Documents, the amount received by the Facility Agent from the Borrower falls short of the total amount of the payment due to be made by the Borrower on such date then, without prejudice to any rights or remedies available to the Facility Agent and the Lenders under this Agreement and/or any of the other Security Documents, the Facility Agent shall apply the amount actually received from the Borrower in or towards discharge of the obligations of the Borrower under this Agreement in the following order, notwithstanding any appropriation made, or purported to be made, by the Borrower:

8.10.1 firstly, in or towards payment, on a pro rata basis, of any unpaid fees, costs and expenses of the Facility Agent, the Arranger, the Lenders (including any portion of the arrangement fee payable under clause 7.1.1 which remains unpaid) and the Security Trustee under this Agreement and/or the Security Documents;

8.10.2 secondly, in or towards payment to the Lenders, on a pro rata basis, of any accrued commitment commission payable under clause
             7.1.2 which shall have become due but remains unpaid;

8.10.3 thirdly, in or towards payment to the Lenders, on a pro rata basis, of any accrued interest which shall have become due but remains unpaid;

8.10.4 fourthly, in or towards payment to the Lenders, on a pro rata basis, of any principal which shall have become due but remains unpaid; and

8.10.5 fifthly, in or towards payment of any other sum which shall have become due but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

         The order of application set out in clauses 8.10.1 to 8.10.5 shall be varied by the Facility Agent if all the Lenders so direct, without any reference to, or consent or approval from, the Borrower; but once the order of application has been so varied the Facility Agent shall notify the Borrower of that fact.

9        REPRESENTATIONS AND WARRANTIES

9.1      CONTINUING REPRESENTATIONS AND WARRANTIES

         The Borrower and the Guarantor represents and warrants to the Creditors that:

9.1.1        DUE INCORPORATION

             it is duly incorporated and validly existing in good standing under the laws of its country of incorporation, in the case of the Borrower, as a limited liability company and, in the case of the Guarantor, as a corporation, and has power to carry on its business as it is now being conducted and to own its property and other assets; the Borrower does not have a chief executive office in the United States;

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

9.1.2        CORPORATE POWER

             it has power to execute, deliver and perform its obligations under this Agreement and the other Security Documents to which it is a party and, in the case of the Borrower, to borrow the relevant Commitment; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrower to borrow will be exceeded as a result of borrowing the relevant Outstandings;

9.1.3        BINDING OBLIGATIONS

             this Agreement and the other Security Documents to which it is a party constitute or will, when executed, constitute valid and legally binding obligations of the Borrower and the Guarantor enforceable by the Security Trustee (for the benefit of the Lenders) in accordance with their respective terms save as may be subject to applicable bankruptcy, insolvency, moratorium or other laws for the protection of debtors and creditors generally, and to the principles of equity;

9.1.4        NO CONFLICT WITH OTHER OBLIGATIONS

             the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Agreement and the Security Documents to which it is a party will not :

             (a) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Borrower or the Guarantor is subject;

             (b) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Borrower or the Guarantor is a party or is subject or by which it or any of its property is bound;

             (c) contravene or conflict with any provision of the constitutional documents or other organisational documents of the Borrower or the Guarantor; or

             (d) result in the creation or imposition of or oblige the Borrower or the Guarantor to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of the Borrower or the Guarantor;

9.1.5        NO LITIGATION

             save as disclosed to the Facility Agent in writing on or before the date of this Agreement, no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Borrower or the Guarantor, threatened against the Borrower or the Guarantor which is likely to have a Material Adverse Effect on the Borrower or the Guarantor;

9.1.6        NO FILINGS REQUIRED

             save for the registration of each of the Mortgages with the relevant Registry under the laws of the relevant Flag State it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or any of the other Security Documents nor that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to this Agreement or the Security Documents and each of this Agreement and the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

9.1.7        CHOICE OF LAW

             the choice of English law by the Borrower and the Guarantor to govern this Agreement, and the other Security Documents to which it is a party (other than those Mortgages relating to Mortgaged Vessels not registered in the United Kingdom) and the submissions by the Borrower and each Guarantor to the jurisdiction of the English courts is valid and binding;

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

9.1.8        NO IMMUNITY

             neither the Borrower, the Guarantor nor any of their respective assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

9.1.9        FINANCIAL STATEMENTS CORRECT AND COMPLETE

             the Annual Financial Statements of the Borrower and the Guarantor in respect of the financial year ended on 31st December 2003 as delivered to the Facility Agent have been prepared in accordance with U.S. GAAP (and, in the case of the Borrower, the generally accepted accounting principles of the jurisdiction in which it is incorporated) and present fairly and accurately the financial position of the Guarantor and the consolidated financial position of the Guarantor and its Related Companies as at such date and the results of the operations of the Guarantor and the consolidated results of the operations of the Guarantor and its Related Companies for the financial year ended on such date and, as at such date, the Guarantor nor any of the Guarantor's Related Companies had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements in respect of the period to which the financial statements relate;

9.1.10       CONSENTS OBTAINED

             every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Borrower or the Guarantor to authorise, or required by the Borrower in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement and each of the other Security Documents or the performance by the Borrower or the Guarantor of its obligations under this Agreement and the other Security Documents to which it is a party has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

9.1.11       NO DEFAULT

             no Default has occurred and is continuing;

9.1.12       COMPLIANCE WITH ENVIRONMENTAL LAWS AND APPROVALS

             except as may already have been disclosed by the Borrower or the Guarantor in writing to, and acknowledged in writing by, the Facility Agent:

             (a) the Borrower and the Guarantor and the other Relevant Parties and their respective Environmental Affiliates have complied in all material respects with the provisions of all applicable Environmental Laws;

             (b) the Borrower and the Guarantor and the other Relevant Parties and their respective Environmental Affiliates have obtained all necessary Environmental Approvals and are in compliance in all material respects with all such Environmental Approvals;

             (c) the Borrower or the Guarantor or any other Relevant Party or any of their respective Environmental Affiliates has received notice of any Environmental Claim that the Borrower, the Guarantor or any other Relevant Party or any such Environmental Affiliate is not in compliance in any material respect with any Environmental Law or any Environmental Approval; and

             (d)  there has been no Environmental Incident;

9.1.13       NO ENVIRONMENTAL CLAIMS

             except as may already have been disclosed by the Borrower or the Guarantor in writing to, and acknowledged in writing by, the Facility Agent there is no Environmental Claim pending or, to the best of the Borrowers' or the Guarantor's knowledge and belief, threatened against:

             (a)  the Borrower, the Guarantor or any Mortgaged Vessel; or

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

             (b) (having made due enquiry) any other Relevant Party or any other Relevant Vessel or any of their respective Environmental Affiliates which the Borrower or the Guarantor reasonably believes could be determined by the Majority Lenders as having a Material Adverse Effect on the Borrower or the Guarantor;

9.1.14       NO POTENTIAL ENVIRONMENTAL CLAIMS

             except as may already have been disclosed by the Borrower or the Guarantor in writing to, and acknowledged in writing by, the Facility Agent, there has been no emission, Spill, release or discharge of a Pollutant from any Mortgaged Vessel or any other Relevant Vessel owned by, managed or crewed by or chartered to the Borrower or the Guarantor nor to the best of the Borrower's or the Guarantor's knowledge and belief (having made due enquiry) from any Relevant Vessel owned by, managed or crewed by or chartered to any other Relevant Party which could give rise to an Environmental Claim which might have a Material Adverse Effect on the Borrower or the Guarantor;

9.1.15       NO OTHER ENVIRONMENTAL PROBLEMS

             except as may have already been disclosed by the Borrower prior to the date of this Agreement in writing to and acknowledged in writing by, the Facility Agent, to the best of the knowledge and belief of the Borrower and the Guarantor and their respective directors and other officers (having made due enquiry) there are no circumstances arising from any breach of Environmental Laws or which may give rise to an Environmental Claim which constitutes, or may give rise to, the Event of Default specified in clause 11.1.27;

9.1.16       NO MATERIAL ADVERSE EFFECT

             there has been no event or circumstance during the period of the negotiation of and prior to the date of this Agreement which the Borrower or the Guarantor reasonably believes could be determined by the Majority Lenders as having a Material Adverse Effect on the Borrower or the Guarantor;

9.1.17       COMPLIANCE WITH ISM CODE AND ISPS CODE

             the Borrower and the Guarantor has complied at all material times in all material respects with the ISM Code and the ISPS Code; and

9.1.18       LIABILITY TO TAXATION

             (a) all Taxation for which the Borrower or the Guarantor is liable has, where such tax was due on or before the date of this Agreement, been paid or, where such tax was not yet due on or before the date of this Agreement, been fully provided for in the Annual Financial Statements; and/or

             (b)  the Borrower or the Guarantor has not in the period of three
                  (3) years ending on the date hereof paid or become liable to pay any penalty or interest charged by virtue of any provisions relating to Taxation,

             except, in either case, such Taxes and/or penalty or interest charged, as the case may be, which is being disputed in good faith by the Borrower and/or the Guarantor, as the case may be, and has been disclosed in writing to the Facility Agent; and

9.1.19       PARENT COMPANY

             the Borrower is a wholly owned Subsidiary of the Guarantor.

9.2      INITIAL REPRESENTATIONS AND WARRANTIES

         The Borrower and the Guarantor further represents and warrants to the Creditors that as at the date of this Agreement:

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

9.2.1        PARI PASSU

             the obligations of the Borrower and the Guarantor under this Agreement are direct, general and unconditional obligations of the Borrower and the Guarantor and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Borrower and the Guarantor, respectively;

9.2.2        INFORMATION

             all written information furnished by any Security Party to the Lenders in connection with the negotiation and preparation of this Agreement was in the opinion of the Borrower and the Guarantor (formed on a reasonable basis):

             (a)  correct and complete in all material respects; and

             (b) did not contain any untrue statement of a material fact or, in relation to its subject matter and the purpose for which it was provided, omit to state a material fact the absence of which would make the statements contained in that information misleading in the light of the circumstances under which they were made when read by a person interpreting them reasonably;

9.2.3        NO WITHHOLDING TAXES

             no Taxes are imposed by withholding or otherwise on any payment to be made by the Borrower or the Guarantor under this Agreement or the other Security Documents or are imposed on or by virtue of the execution or delivery by the Security Parties of this Agreement or the other Security Documents or any other document or instrument to be executed or delivered under this Agreement or any of the other Security Documents;

9.2.4        THE MORTGAGED VESSELS

             each Mortgaged Vessel will on the first Drawdown Date be:

             (a) in the absolute ownership of the Borrower or the Guarantor who will on and after the first Drawdown Date be the sole, legal and beneficial owner of any Mortgaged Vessel;

             (b) permanently registered in the name of the Borrower or the Guarantor through the relevant Registry as a vessel under the laws and flag of the relevant Flag State;

             (c) operationally seaworthy and in every way fit for service unless undergoing scheduled drydocking and maintenance; and

             (d) classed with the Classification free of all conditions and recommendations of the Classification Society that would affect the maintenance of class;

9.2.5        MORTGAGED VESSEL'S EMPLOYMENT

             no Mortgaged Vessel will on or before the first Drawdown Date be subject to any charter or contract or to any agreement to enter into any charter or contract other than a Permitted Charter which, if entered into after the date of the relevant Mortgage would have required the consent of the Lenders under clauses 10.5.9 or 10.5.15 and on or before the first Drawdown Date there will not be any agreement or arrangement whereby the Earnings may be shared with any other person;

9.2.6        FREEDOM FROM ENCUMBRANCES

             none of the Mortgaged Vessels, nor their Earnings, Insurances or Requisition Compensation nor any other properties or rights which are, or are to be, the subject of this Agreement or any of the Security Documents nor any part thereof will be, on the first Drawdown Date, subject to any Encumbrance other than Permitted Encumbrances; and

9.2.7        COPIES TRUE AND COMPLETE

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

             the copies of the documents delivered or to be delivered to the Facility Agent pursuant to clause 9.1 are, or will when delivered be, a true and complete copies of such documents; such documents will when delivered constitute valid and binding obligations of the parties thereto enforceable in accordance with its terms and there will have been no amendments or variations thereof or defaults thereunder.

9.3      REPETITION OF REPRESENTATIONS AND WARRANTIES

         On and as of each Drawdown Date and on each Interest Payment Date the Borrower and the Guarantor shall be deemed to repeat the representations and warranties in clause 9.1 (and so that the representation and warranty in clause 9.1.9 and 9.1.18 shall for this purpose refer to the then latest audited financial statements delivered to the Creditors under clause 10.1.5 as if made with reference to the facts and circumstances existing on such day.

9.4      CONFIRMATION OF REPRESENTATION AND WARRANTIES

         the Guarantor confirms that the representation and warranties made and repeated by the Borrower under this Agreement and the other Security Documents will, when made and repeated by the Borrower, be complete, accurate, correct and, not materially misleading.

10       UNDERTAKINGS

10.1     GENERAL

         The Borrower and the Guarantor undertakes with each of the Creditors that, from the date of this Agreement and so long as any moneys are owing under this Agreement or any of the other Security Documents and while all or any part of the Commitment remains outstanding, it will:

10.1.1       NOTICE OF DEFAULT

             promptly inform the Facility Agent of any occurrence of which it becomes aware which acting reasonably and in good faith it believes would adversely affect the ability of any Security Party to perform its obligations under this Agreement or any of the other Security Documents and, without limiting the generality of the foregoing, will inform the Facility Agent of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Facility Agent, confirm to the Facility Agent in writing (in a certificate signed by one (1) authorised officer (or as otherwise required by its constitutive documents) of the Borrower and delivered to the Facility Agent no later than seven (7) days after having been requested) that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

10.1.2       CONSENTS AND LICENCES

             without prejudice to clauses 9.1 and 9.3 obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be required under applicable law for the continued due performance of all the obligations of the Security Parties under this Agreement and each of the other Security Documents;

10.1.3       USE OF PROCEEDS

             use the Outstandings exclusively for the purposes specified in clause 1.1;

10.1.4       PARI PASSU

             ensure that its obligations under this Agreement shall, without prejudice to the provisions of clause 10.3, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

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

10.1.5       FINANCIAL STATEMENTS

             in the case of the Borrower, prepare Annual Financial Statements in accordance with generally accepted accounting principles in the jurisdiction in which the Borrower is incorporated and, in the case of the Guarantor, prepare Annual Financial Statements in accordance with U.S. GAAP in respect of each financial year and cause the same to be reported on by the Auditors and, in the case of the Guarantor, prepare Quarterly Financial Statements on the same basis as the Annual Financial Statements and deliver sufficient copies of the same to the Facility Agent for distribution to the Lenders as soon as practicable but not later than one hundred and twenty (120) days (in the case of Annual Financial Statements to be prepared by the Guarantor) or one hundred and eighty (180) days (in the case of the Annual Financial Statements to be prepared by the Borrower) or sixty (60) days (in the case of Quarterly Financial Statements) (or, in any such case, such longer period as may be agreed in writing by the Facility Agent) after the end of the financial period to which they relate;

10.1.6       CERTIFICATE OF COMPLIANCE WITH CLAUSE 10.6

             at the same time as the Guarantor delivers to the Facility Agent, pursuant to clause 10.1.5, copies of the Annual Financial Statements or Quarterly Financial Statements (as the case may be) the Guarantor shall provide a statement signed by at least two officers (including the Chief Financial Officer or another senior officer) (in substantially the form set out in Schedule 6) confirming:

             (a) that such Annual Financial Statements or Quarterly Financial Statements were prepared in accordance with U.S. GAAP (and, in the case of the Borrower, the generally accepted accounting principles of the jurisdiction in which it is incorporated);

             (b) that as at the date to which the relevant financial statements are made up, the Guarantor was in compliance with the covenants and undertakings set out in clause 10.6 (or, if it was not in such compliance, indicating the extent of the breach and the steps intended to be taken to remedy the same); and

             (c) that, as at the date not more than seven (7) days prior to the delivery of the certificate, no Default has occurred and is continuing (or, if such is not the case, specifying the same);

10.1.7       DELIVERY OF REPORTS

             deliver to the Facility Agent as many copies as the Facility Agent may reasonably require of every report, circular, SEC filing, notice or like document issued by the Guarantor and the Borrower to their respective shareholders or creditors generally;

10.1.8       PROVISION OF FURTHER INFORMATION

             provide the Facility Agent with such financial and other information concerning the Guarantor and the Borrower, their respective Related Companies, the other Security Parties and their respective affairs as the Majority Lenders may from time to time reasonably require; and

10.1.9       OBLIGATIONS UNDER SECURITY DOCUMENTS

             duly and punctually perform each of the obligations expressed to be assumed by it under this Agreement and any of the other Security Documents to which it is a party.

10.2     SECURITY VALUE MAINTENANCE

10.2.1   SECURITY SHORTFALL

         If at any time any Security Value shall be less than the relevant Security Requirement, the Facility Agent shall (upon the instructions of the Lenders) give notice to the Borrower requiring that such deficiency be remedied and then the Borrower shall (unless any relevant Mortgaged Vessel has become a Total Loss (in which case clause 6.4 shall apply)) either:

             (a) prepay within a period of fifteen (15) days of the date of receipt by the Borrower of the Facility Agent's said notice such sum in Dollars as will result in the relevant Security Requirement after such prepayment (taking into account any other repayment of the Outstandings made between the date of the notice and the date of such prepayment) being equal to the corresponding Security Value; or

             (b) within fifteen (15) days of the date of receipt by the Borrower of the Facility Agent's said notice constitute to the satisfaction of the Lenders such further security for the Outstandings as shall be acceptable to the Security Trustee having a value for security purposes at the date upon which such further security shall be constituted which, when added to the relevant Security Value, shall not be less than the corresponding Security Requirement as at such date, and until the Facility Agent is satisfied with any action taken pursuant to paragraph (a) or paragraph (b) above, the Borrower shall not be entitled to drawdown or continue any further Advances. Clause
         6.5 shall apply to prepayments under clause 10.2.1(a);

10.2.2   VALUATION OF MORTGAGED VESSELS

             (a) The Mortgaged Vessels shall, for the purposes of this clause 10.2.2, be valued in Dollars, on each Annual Valuation Date by two (2) of the Approved Valuers selected by the Borrower (each such valuation to be made without, unless required by the Facility Agent on behalf of the Lenders, physical inspection, and on the basis of a sale for prompt delivery for cash at arms length on normal commercial terms as between a willing buyer and a willing seller without taking into account the benefit of any charterparty or other engagement concerning the Mortgaged Vessels). At any time when:

                  (i) there are moneys outstanding under this Agreement on a Semi-Annual Valuation Date; and/or

                  (ii) a drawdown is requested more than six (6) months after the most recent Annual Valuation Date when no valuations have been obtained on the most recent Semi-Annual Valuation Date,

               the Mortgaged Vessels shall be valued on the basis described in the preceding sentence of this clause 10.2.2(a).

               The Borrower shall procure that each valuation obtained under this clause 10.2.2 shall be delivered by the Approved Valuers to the Facility Agent at the same time as they are delivered to the Borrower no later than four (4) days before each Valuation Date. Subject to clause 10.2.2(b) the mean of the valuations of the Mortgaged Vessels attributed to the Borrower at any relevant time pursuant to clause 10.2.2 shall constitute the Security Value for the purposes of this clause 10.2.

             (b) If the Facility Agent is not satisfied with the valuation of any of the Mortgaged Vessels, the Facility Agent shall be entitled to request a valuation by a third Approved Valuer in respect of any such Mortgaged Vessel or Vessels, as the case may be. The Facility Agent shall (in its absolute discretion) be entitled to discard one of the earlier valuations and substitute the third valuation therefore and the mean of the remaining valuations shall constitute the Security Value for the purposes of this clause 10.2.

             (c) If at any time between valuations of any of the Mortgaged Vessels, the Lenders are reasonably of the opinion that the value of any Mortgaged Vessel may have materially deteriorated since its most recent valuation, the Facility Agent, on behalf of the Lenders, shall be entitled to request a new valuation by an Approved Valuer (an "Intermediate Valuation") of such Mortgaged Vessel or Vessels, as the case may be. The Facility Agent shall (in its absolute discretion) be entitled to discard the earlier valuations and substitute the Intermediate Valuation therefore.

             (d) The value of the Mortgaged Vessels determined in accordance with the provisions of this clause 10.2 shall be binding upon the parties hereto until such time as any further such valuations shall be obtained.

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10.2.3   INFORMATION

         The Borrower and the Guarantor undertake to the Facility Agent to supply to the Facility Agent and to any such shipbrokers such information concerning each relevant Mortgaged Vessel and its condition as such shipbrokers may reasonably require for the purpose of making any such valuation.

10.2.4   COSTS

         All reasonable costs in connection with the Facility Agent obtaining any valuation of the Mortgaged Vessels referred to in clause 10.2.2(a) and 10.2.1(b), and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrower electing to constitute additional security pursuant to clause 10.2.1(b) shall be borne by the Borrower. All reasonable costs in connection with the Facility Agent obtaining any valuation of the Mortgaged Vessels referred to in clause 10.2.2(c) shall be borne equally by the Lenders and the Borrower.

10.2.5   VALUATION OF ADDITIONAL SECURITY

         For the purpose of this clause 10.2, the market value of any additional security provided or to be provided to the Security Trustee shall be determined in good faith by the Security Trustee subject to the approval of the Lenders without any necessity for the Security Trustee assigning any reason thereto.

10.2.6   DOCUMENTS AND EVIDENCE

         In connection with any additional security provided in accordance with this clause 10.2, the Facility Agent shall be entitled to receive such evidence and documents of the kind referred to in Schedule 4 as may in the Facility Agent's reasonable opinion be appropriate and such favourable legal opinions as the Facility Agent shall in its absolute discretion require in good faith.

10.3     VESSEL SUBSTITUTION

         The Borrower or the Guarantor may substitute one or more vessels (collectively, the "NEW VESSELS" and each a "NEW VESSEL") for any of the vessels listed in Schedule 2 (collectively, the "ORIGINAL VESSELS" and each an "ORIGINAL VESSEL") provided that each New Vessel shall:

10.3.1       be built no earlier than 1996;

10.3.2 be an offshore supply vessel of the Borrower's usual quality and standard or otherwise approved by the Facility Agent;

10.3.3 have a Fair Market Value equal to or greater than that of the Original Vessel for which the substitution is made; and

10.3.4       shall maintain a Classification and Flag acceptable to the Facility
             Agent,

         and for the purposes of this clause 10.3 any New Vessel shall become an Original Vessel once it has satisfied the requirements of being a Mortgaged Vessel as listed in the definition thereof.

10.4     NEGATIVE UNDERTAKINGS

         The Guarantor shall ensure that, from the date of this Agreement and so long as any moneys are owing under this Agreement or any of the Security Documents and while all or any part of the Commitment remains outstanding, neither it, the Borrower or any Related Company, will, without the prior written consent of the Facility Agent (acting on the instructions of the Lenders) (such consent not to be unreasonably withheld or delayed):

10.4.1       NO MERGER

             merge or consolidate with any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction other than by and amongst Group companies where the

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             prior written consent of the Lenders has been obtained (such consent not to be unreasonably withheld);

10.4.2       DISPOSALS

             except as permitted by the listed exceptions below, sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over a Material Part of the Business of the Guarantor or the Borrower.

             The exceptions referred to above are:

             (a) transfers, sales or disposals of assets for full consideration on an arm's length basis and in the ordinary course of trading whether by one or a series of transactions related or not, including transfers, disposals or sales which are made in or by way of exchange for other assets of comparable or superior type, value or quality; or

             (b) sales, disposals, transfers, abandonments, loans or cessations or direct control of a Material Part of the Business of the Borrower to the Guarantor or to any of its directly or indirectly wholly-owned Subsidiaries; or

             (c) the sale, disposal or transfer by the Borrower or the Guarantor of any Mortgaged Vessel pursuant to clause 10.5.14; or

             (d) any other sale, transfer, abandonment, lending or other disposal or cessation of direct control of any undertaking, asset, right or revenue expressly permitted under this Agreement or any of the other Security Documents.

             For the purpose of this clause 10.4.2, in relation to any relevant person, a "MATERIAL PART OF THE BUSINESS" is any part of the undertaking, assets, rights and revenues of that person which has a book value of 15% or more of the book value of the whole); and

10.4.3       OTHER BUSINESS

             undertake any business other than the business currently conducted by it as at the date of this Agreement.

10.5     MORTGAGED VESSEL COVENANTS

         The Borrower and the Guarantor hereby covenants with each of the Creditors and undertakes throughout the Security Period that it will:

10.5.1       INSURANCE

             (a)   INSURED RISKS, AMOUNTS AND TERMS

                   insure and keep its Mortgaged Vessels insured free of cost and expense to the Security Trustee and in the name of the Borrower or the Guarantor (but in the case of the insurances referred to in sub-paragraph (i) below, no other person, save with the prior written consent of the Security Trustee and subject to such person having executed to the satisfaction of the Security Trustee, a first priority assignment in favour of the Security Trustee of such person's interest in the Insurances of such Mortgaged Vessel on similar terms to the assignment in the relevant Collateral Deed) or, if so required by the Security Trustee, in the joint names of the Borrower or the Guarantor and the Security Trustee, the Facility Agent and/or the Lenders (but without liability on the part of the Security Trustee, the Facility Agent and/or the Lenders for premiums or calls):

                   (i) the hull and machinery against fire and usual marine risks (including excess risks) and, subject to clause 10.5.1(o) war risks, on an agreed value basis, in such amounts (but not in any event less than, in the case of each Mortgaged Vessel, the higher of (A) one hundred and twenty five percent (125%) of the Relevant Insured Amount for such Mortgaged Vessel and (B) its market value as most recently determined in accordance with clause 10.2.2 prior to the commencement of the period of the relevant policy) and

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                        upon such terms as shall from time to time be approved
                        in writing by the Security Trustee; and

                   (ii) against protection and indemnity risks including
                        pollution risks for a minimum amount of $500,000,000 or such higher or lower maximum amount of cover against pollution risks as shall at any time be available by entry of the relevant Mortgaged Vessel with, and/or arrangement by, and/or under any cover arranged by, or through either a protection and indemnity association which is a member of either the "International Group" of protection and indemnity associations (or any successor organisation designated by the Security Trustee for this purpose) or the International Group (or such successor organisation) itself or, if the International Group or any such successor ceases to exist or ceases to provide or arrange any cover for pollution risks, or any supplemental cover for pollution risks over and above that afforded by the basic entry of the Mortgaged Vessel with its protection and indemnity association, the maximum aggregate amount of cover against pollution risks as shall be available on the open market and by basic entry with a protection and indemnity association provided that, if the Mortgaged Vessel in question has ceased trading or is in lay up (and its cargo fully discharged) and in either case has discharged all cargo, the level of pollution risks cover afforded by ordinary protection and indemnity cover available through a member of the International Group or such successor organisation or, as the case may be, on the open market in such circumstances shall be sufficient for such purpose) for vessels of the same type, size, age and flag as the relevant Mortgaged Vessel) for the full value and tonnage of such Mortgaged Vessel (as approved in writing by the Security Trustee) and upon such terms as shall from time to time be approved in writing by the Security Trustee by reference to customary market practice;

                   and pay the Security Trustee the cost (as conclusively certified by the Security Trustee) of any other insurance cover which the Security Trustee may from time to time effect in respect of any Mortgaged Vessel and/or in respect of the interest of any or all of the Creditors in relation to such Mortgaged Vessel or potential third party liability of any or all of the Creditors in relation to such Mortgaged Vessel as the Security Trustee shall reasonably deem desirable having regard to (1) any limitations in respect of amount or extent of cover which may from time to time be applicable to any of the other insurances referred to in this clause 10.5.1 and are not customarily applicable on the date of this Agreement and/or (2) any change in the practice of leading lenders providing loans to finance vessels of a type or category similar to the Mortgaged Vessels which carry Pollutants as to the insurances which they require to be taken out to protect their security interests in the Mortgaged Vessels and/or their liability to third parties as a consequence of financing the Mortgaged Vessels and/or taking a security interest in such Mortgaged Vessels and/or (3) changes of applicable laws (or the judicial or official interpretation thereof) concerning the priority of Environmental Claims as against vessel mortgages and/or the liability of mortgagees and lenders in relation to Environmental Claims;

             (b)   APPROVED BROKERS, INSURERS AND ASSOCIATIONS

                   effect the Insurances aforesaid in Dollars or such other currency as the Security Trustee (acting on the instructions of the Majority Lenders) may approve and through the Approved Brokers (if any) and with such insurance companies and/or underwriters as shall from time to time be approved in writing by the Security Trustee (acting on the instructions of the Majority Lenders); provided however that the insurances against war risks and protection and indemnity risks may be effected by the entry of any Mortgaged Vessel with such war risks and protection and indemnity associations as shall from time to time be approved in writing by the Security Trustee (acting on instructions of the Majority Lenders);

             (c)   FLEET LIENS, SET OFF AND CANCELLATION

                   if any of the insurances referred to in 10.5.1(a) form part of a fleet cover, procure that the Approved Brokers shall undertake to the Security Trustee that they shall neither set off against any claims in respect of any Mortgaged Vessel any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of each Mortgaged Vessel;

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

             (d)   PAYMENT OF PREMIUMS AND CALLS

                   punctually pay all premiums, calls, contributions or other sums payable in respect of all such insurances and produce all relevant receipts or other evidence of payment when so required by the Security Trustee;

             (e)   RENEWAL

                   at least fourteen (14) days (or such shorter period as the Security Trustee may from time to time agree) before the relevant policies, contracts or entries expire, notify the Security Trustee of the names of the brokers and/or the war risks and protection and indemnity associations proposed to be employed by the Borrower or the Guarantor or any other party for the purposes of the renewal of such insurances and of the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Security Trustee pursuant to this clause 10.5.1, that the Approved Brokers and/or the approved war risks and protection and indemnity associations will at least seven (7) days before such expiry (or within such shorter period as the Security Trustee may from time to time agree) confirm in writing to the Security Trustee whether or not there is likely to be any changes in the names of the brokers and/or war risks and protection and indemnity associations and advise when it is expected that such renewals shall be effected in accordance with the instructions so given provided always that the renewal is effected before the then current insurances expire;

             (f)   GUARANTEES

                   arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;

             (g) HULL POLICY DOCUMENTS, NOTICES, LOSS PAYABLE CLAUSES AND BROKERS' UNDERTAKINGS

                   deposit with the Approved Brokers (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of Insurance from time to time issued in connection with such of the insurances referred to in clause
                   10.5.1 as are effected through the Approved Brokers and procure that the interest of the Security Trustee, the Facility Agent and the Lenders shall be endorsed thereon by incorporation of the relevant Loss Payable Clause and by means of a Notice of Assignment of Insurances (signed by the Borrower and by any other assured who shall have assigned its interest in the Insurances to the Security Trustee) and that the Security Trustee shall be furnished with pro forma copies thereof and, unless the insurances are placed, to the satisfaction of the Security Trustee, upon the terms of the Norwegian Marine Insurance Plan of 1996 as amended, a letter or letters of undertaking from the Approved Brokers in such form as shall from time to time be required by the Security Trustee by reference to customary market practice;

             (h)   ASSOCIATIONS' LOSS PAYABLE CLAUSES, UNDERTAKINGS AND
                   CERTIFICATES

                   procure that any protection and indemnity and/or war risks associations in which any Mortgaged Vessel is for the time being entered shall endorse the relevant Loss Payable Clause on the relevant certificate of entry or policy and shall furnish the Security Trustee with a copy of such certificate of entry or policy and, unless the insurances are placed, to the satisfaction of the Security Trustee, upon the terms of the Norwegian Marine Insurance Plan of 1996 as amended, a letter or letters of undertaking in such form as shall from time to time be required by the Security Trustee by reference to customary market practice;

             (i)   EXTENT OF COVER AND EXCLUSIONS

                   take all necessary action and comply with all requirements which may from time to time be applicable to the Insurances (including, without limitation, the making of all requisite declarations within any prescribed time limits and the payment of any additional premiums or calls) so as to ensure that the Insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior written consent and are otherwise maintained on terms and conditions from time to time approved in writing by the Security Trustee pursuant to this Agreement;

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

             (j)   INDEPENDENT REPORT

                   if so requested by the Security Trustee where there has, in the reasonable opinion of the Majority Lenders, been a significant change in circumstances or the insurance arrangements or the status of any insurer or association which may, in the reasonable opinion of the Majority Lenders, adversely affect the interests of the Lenders, but at the cost of the Borrower, furnish the Security Trustee from time to time with a detailed report signed by an independent firm of marine insurance brokers appointed by the Security Trustee dealing with the Insurances maintained on any Mortgaged Vessel and stating the opinion of such firm as to the adequacy thereof;

             (k)   COLLECTION OF CLAIMS

                   do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which shall at any time become due in respect of the Insurances;

             (l)   EMPLOYMENT OF MORTGAGED VESSELS

                   not employ any Mortgaged Vessel or suffer such Mortgaged Vessel to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe;

             (m)   APPLICATION OF RECOVERIES

                   apply all sums receivable under the Insurances which are paid to the Borrower or the Guarantor in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received;

             (n)   FURTHER INSURANCE ASSIGNMENTS

                   unless the relevant Mortgaged Vessel is insured against the risks referred to in clause 10.5.1(a)(i) upon the terms of the Norwegian Insurance Plan of 1996 as amended, not permit the insurances referred to in such clause to be effected in the name of any person (other than the Security Trustee and/or the other Creditors) unless such person has to the satisfaction of the Security Trustee executed a first priority assignment of the Security Trustee of such person's interest in the Insurances of such Mortgaged Vessel on similar terms (mutatis mutandis) to the assignment by the Borrower or the Guarantor in the relevant Collateral Deed;

             (o)   UNAVAILABILITY OF INSURANCES

                   If requested to do so by the Borrower and if in the absolute discretion of the Facility Agent (acting upon the instructions of the Lenders) the requirement of the Borrower and/or of the Guarantor to provide war risk insurance in accordance with the terms of this Agreement and/or any of the other Security Documents is not capable of fulfilment by Insurance placed in the marine insurance market through first class insurers of internationally recognised responsibility and standing or is a requirement that is not capable of fulfilment at premium levels which are commercially sensible then the Borrower and/or the Guarantor and the Facility Agent (acting upon the instructions of the Lenders) shall negotiate together in good faith for a period not exceeding ninety (90) days with a view to agreeing such amendments to the requirements of this Agreement and/or any of the other Security Documents as shall be necessary to take account of
                   (i) the current practice of the marine insurance market in respect of war risks; and (ii) levels and scope and terms of cover available in the marine insurance market, in respect of war risks, at premium levels which are, in the absolute discretion of the Facility Agent (acting upon the instructions of the Lenders), commercially sensible.

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

10.5.2       MORTGAGED VESSEL'S NAME AND REGISTRATION

             (a) not change the name of any Mortgaged Vessel without first notifying the Facility Agent and so long as any such change in name does not jeopardise the Insurances relating to any such Mortgaged Vessel;

             (b) keep each Mortgaged Vessel registered under the laws of its Flag State at the relevant port of Registry;

             (c) not do or suffer to be done anything, or omit to do anything the doing or omission of which could or might result in such registration being forfeited or imperilled or which could or might result in a Mortgaged Vessel being required to be registered otherwise than under the laws of its Flag State at the relevant port of Registry;

             (d) not register any Mortgaged Vessel or permit its registration under any other flag or at any other port without the prior written consent of the Lenders (such consent not to be unreasonably withheld or delayed);

             (e) if the said registration of a Mortgaged Vessel is for a limited period, renew the registration of such Mortgaged Vessel at least fifteen (15) days prior to the expiry of such registration and provide evidence of such renewal to the Security Trustee at least five (5) days prior to such expiry;

10.5.3       REPAIR

             regularly monitor the condition of each Mortgaged Vessel and keep each Mortgaged Vessel and its equipment, outfit and appurtenances in good condition and repair and in all respects seaworthy and fit for its intended service and procure that all repairs to or replacement of any damaged, worn or lost parts or equipment are effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of such Mortgaged Vessel;

10.5.4       MODIFICATION; REMOVAL OF PARTS; EQUIPMENT OWNED BY THIRD PARTIES

             not without the prior written consent of the Lenders (such consent not to be unreasonably withheld or delayed):

             (a) make any modification to any Mortgaged Vessel in consequence of which her structure, type or performance characteristics would be materially altered and her value materially reduced; or

             (b) remove any material part of any Mortgaged Vessel or any equipment the value of which is such that its removal from such Mortgaged Vessel would materially reduce the value of such Mortgaged Vessel without replacing the same with equivalent parts or equipment which are owned by the Borrower or the Guarantor free from Encumbrances; or

             (c) install on any Mortgaged Vessel any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of such Mortgaged Vessel other than in circumstances where any damage so caused can be repaired and made good such that there is no material reduction in the Mortgaged Vessel's value as a result thereof, or allow any other person to do any of the above;

10.5.5       MAINTENANCE OF CLASS; COMPLIANCE WITH REGULATIONS

             at all times and without cost or expense to any Creditors keep its Mortgaged Vessel, or cause her to be kept, in such condition as will entitle her to the highest classification or, with the prior written consent of the Facility Agent, such other classification satisfactory to the Facility Agent (acting upon the instructions of the Lenders), at any time free of any conditions and all recommendations that affect classification and rating for vessels of the same age and type in the Classification Society or other classification society of like standing approved by the Majority Lenders and to deliver to the Facility Agent within fourteen (14) days of receipt from the relevant Classification Society a certificate from such Classification Society showing such Classification to be maintained and will without cost or expense to the Facility Agent instruct and authorise each Classification Society to give an undertaking to the Facility Agent as follows:

             (a) to send to the Facility Agent, following receipt of a written request from the Facility Agent, certified true copies of all original class records held by the Classification Society relating to the Mortgaged Vessel;

             (b) to allow the Facility Agent (or its agents), at any time and from time to time, to inspect the original class and related records of the Borrower or the Guarantor and the Mortgaged Vessels at the offices of the Classification Society and to take copies of them;

             (c) following receipt of a written request from the Facility Agent at any time:

                  (i) to advise of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of any Mortgaged Vessel's class under the rules or terms and conditions of the Borrower's, the Guarantor's or the relevant Mortgaged Vessel's membership of the Classification Society; and

                  (ii) to confirm that neither the Borrower nor the Guarantor is in default of any of its contractual obligations or liabilities to the Classification Society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Classification Society; and

                  (iii) if the Borrower or the Guarantor is in default of any of its contractual obligations or liabilities to the Classification Society, to specify to the Facility Agent in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the Classification Society; and

                  (iv) to notify the Facility Agent immediately in writing if the Classification Society receives notification from the Borrower, the Guarantor or any other person that a Mortgaged Vessel's Classification Society is to be changed.

                  Neither the Borrower nor the Guarantor shall revoke such instructions to the Classification Society for any of its respective Mortgaged Vessels without the prior written consent of the Majority Lenders (which consent shall not be withheld or delayed in circumstances where a Mortgaged Vessel is being disposed of in accordance with clause 10.5.14 and otherwise shall not be unreasonably withheld or delayed). Notwithstanding the above instructions and undertaking given for the benefit of the Facility Agent, the Borrower and the Guarantor shall continue to be responsible to the Classification Society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the Classification Society, and nothing herein or therein shall be construed as imposing any obligation or liability of the Facility Agent to the Classification Society;

10.5.6       SURVEYS

             submit each Mortgaged Vessel to such periodical or other surveys as may be required for classification purposes and, if so requested by the Facility Agent or if the survey report relates to or recommends or requires repairs and/or other work the cost of which will or may exceed the Casualty Amount, supply to the Facility Agent copies of all survey reports issued in respect thereof;

10.5.7       INSPECTION

             ensure that the Facility Agent, by surveyors or other persons appointed by it for such purpose, may, upon giving the Borrower or the Guarantor reasonable notice of its intention, to board any Mortgaged Vessel once in each calendar year (for so long as moneys remain outstanding under this Agreement) at reasonable times without interfering with the operation of such Mortgaged Vessel for the purpose of inspecting her and to afford all proper facilities for such inspections and for this purpose to give to the Facility Agent reasonable advance notice of any intended drydocking of any Mortgaged Vessel (whether for the purpose of classification, survey or otherwise) (provided that any such surveyor or other person shall undertake confidentiality with respect to disclosure of the results of such inspection to any third parties other than the Creditors and their advisers). The cost of such inspections and surveys shall be paid by the Borrower or the Guarantor. All inspections and surveys of each Mortgaged Vessel shall be carried out at such times and places and in such manner as to minimise delaying the use and operation of the Mortgaged Vessel, but the Facility Agent shall not be obliged to carry out such inspections only during periods of drydocking. If the Facility Agent requires any additional inspections then the cost of such further inspections shall be borne by the Facility Agent (for the account of the Lenders) if the result of the further inspection does not reveal a material non-compliance with the terms of this Agreement but shall be borne by the Borrower or the Guarantor if the result does indicate a material non-compliance with the terms of this Agreement;

10.5.8       PREVENTION OF AND RELEASE FROM ARREST

             promptly in accordance with good vessel owning practice pay and discharge all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime, statutory or possessory liens on, or claims enforceable against, each Mortgaged Vessel, her Earnings or Insurances or any part thereof and, in the event of a writ or libel being filed against any Mortgaged Vessel, her Earnings or Insurances or any part thereof, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process or in the event of detention of any Mortgaged Vessel in exercise or purported exercise of any such lien or claim as aforesaid, procure the release of such Mortgaged Vessel, her Earnings and Insurances from such arrest, detention attachment or levy or, as the case may be, the discharge of the writ or libel forthwith upon, or in any event within ten (10) Banking Days after, receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require;

10.5.9       EMPLOYMENT

             not employ any Mortgaged Vessel or permit her employment in any manner, trade or business which is forbidden by international law, or which is unlawful or illicit under the law of any Relevant Jurisdiction, or in carrying illicit or prohibited goods, or in any manner whatsoever which may render her liable to condemnation in a prize court, or to destruction, seizure, confiscation, penalty or sanctions and, in the event of hostilities in any part of the world (whether war be declared or not), not employ any Mortgaged Vessel or permit her employment in carrying any contraband goods, or enter or trade to or to continue to trade in any zone which has been declared a war zone by any Government Entity or by the relevant Mortgaged Vessel's war risks insurers unless the prior written consent of the Facility Agent is obtained and such special insurance cover as the Facility Agent may require based on the advice of its insurance advisors, shall have been effected by the Borrower or the Guarantor at its expense;

10.5.10      INFORMATION

             promptly furnish the Facility Agent with all such information as it may from time to time reasonably require regarding each Mortgaged Vessel, her Insurances, her employment, position and engagements, particulars of all towages and salvages, and copies of all charters and other contracts for her employment entered into by the Borrower or the Guarantor, or otherwise howsoever concerning her;

10.5.11      NOTIFICATION OF CERTAIN EVENTS

             notify the Facility Agent forthwith by telefax or other means of telecommunication in permanent written form thereafter confirmed by letter of:

             (a)  any Default;

             (b) any damage to any Mortgaged Vessel requiring repairs the cost of which will or might exceed its Casualty Amount;

             (c) any occurrence in consequence of which any Mortgaged Vessel has or may become a Total Loss;

             (d)  any requisition of any Mortgaged Vessel for hire;

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

             (e) any requirement or recommendation made in relation to any Mortgaged Vessel by any insurer or its Classification Society or by any competent authority which is not complied with in accordance with its terms;

             (f) any arrest or detention of any Mortgaged Vessel or any exercise or purported exercise of a lien or other claim on such Mortgaged Vessel or her Earnings or Insurances or any part thereof;

             (g) the occurrence of any material Environmental Claim against the Borrower or the Guarantor, any Mortgaged Vessel or any Relevant Party or any other vessel from time to time owned, technically managed or crewed by, or bareboat chartered to, any Relevant Party or any incident, event or circumstances which may give rise to any such Environmental Claim or an Event of Default specified in clause 11.1.27;

10.5.12      PAYMENT OF OUTGOINGS AND EVIDENCE OF PAYMENTS

             promptly pay all tolls, dues and other outgoings whatsoever in respect of each Mortgaged Vessel and her Earnings and Insurances and keep proper books of account in respect of each Mortgaged Vessel and her Earnings and, as and when the Facility Agent may so require, make such books available for inspection on behalf of the Facility Agent, and furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being promptly and regularly paid and that all deductions from crew's wages in respect of any applicable tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

10.5.13      ENCUMBRANCES

             not without the prior written consent of the Facility Agent acting on the instructions of all of the Lenders (and then only subject to such conditions as the Facility Agent may impose in accordance with such instructions) create or purport or agree to create or permit to arise or subsist any Encumbrance (other than Permitted Encumbrances) over or in respect of any Mortgaged Vessel, any share or interest therein or in any other part of the Mortgaged Property (as defined in the Collateral Deed in respect of such Mortgaged Vessel);

10.5.14      SALE OR OTHER DISPOSAL

             not without the prior written consent of the Facility Agent acting on the instructions of the Majority Lenders (and then only subject to such conditions as the Facility Agent may reasonably impose in accordance with such instructions) sell, agree to sell, transfer, abandon or otherwise dispose of any Mortgaged Vessel or any share or interest therein if the Net Sale Proceeds of such Mortgaged Vessel will or may be insufficient to enable the Borrower or the Guarantor to comply with its obligations under clause 6.4 of this Agreement arising upon the sale of such Mortgaged Vessel (including (without limitation) prepayment in full of the Outstandings if required by clause 6.4) and the Borrower or the Guarantor has not first demonstrated to the reasonable satisfaction of the Facility Agent that the Borrower or the Guarantor will have other funds available to it to enable it to comply with such obligations upon completion of the sale of such Mortgaged Vessel;

10.5.15      BAREBOAT CHARTERS

             not without the prior written consent of the Facility Agent acting on the instructions of the Majority Lenders (which the Facility Agent shall have full liberty to withhold in accordance with such instructions) and, if such consent is given, only subject to such conditions as the Facility Agent (acting as aforesaid) may impose:

             (a) let any Mortgaged Vessel on demise charter for any period except for bareboat charters within the Group provided that the relevant charterer within the Group undertakes to the Security Agent (for the benefit of the Creditors) to relinquish possession of the Mortgaged Vessel under such bareboat charter upon receipt of written notice from the Facility Agent that the obligations of the Borrower under this Agreement have been accelerated in accordance with clause 11.2 and/or clause 11.3 of this Agreement;

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

             (b)  let any Mortgaged Vessel other than on arm's length terms.

10.5.16      LAY UP

             in the event of any de-activation or lay up of a Mortgaged Vessel, the Borrower or the Guarantor shall notify the Facility Agent of such circumstance and the anticipated period of any such de-activation or lay up; the Borrower's or the Guarantor's insurance, maintenance and classification obligations with respect to any such Mortgaged Vessel under this Agreement shall continue during any such period;

10.5.17      PAYMENT OF EARNINGS

             to procure that the Earnings of any Mortgaged Vessel are paid to the Security Trustee at all times if and when the same shall be or shall have become so payable in accordance with this Agreement or the Security Documents and that any Earnings of any Mortgaged Vessel which are so payable and which are in the hands of the Borrower's or the Guarantor's brokers or agents are duly accounted for and paid over to the Security Trustee forthwith on demand;

10.5.18      REPAIRERS' LIENS

             not without the prior written consent of the Facility Agent (acting on the instructions of the Lenders) put any Mortgaged Vessel into the possession of any person for the purpose of work being done upon her unless either:

             (a) such person shall first have given to the Facility Agent in terms satisfactory to it, a written undertaking not to exercise any lien on the relevant Mortgaged Vessel or her Earnings for the cost of such work or otherwise; or

             (b)  any such lien of such person would be a Permitted Encumbrance;
                  or

             (c) the Borrower or the Guarantor demonstrates that it has the proceeds of insurance or other unencumbered resources available to it to meet the cost of the work being done or proposed to be done;

10.5.19      MANAGEMENT

             ensure that the Mortgaged Vessels are managed by a company within the Group;

10.5.20      NOTICE OF MORTGAGE

             place and at all times and places retain a properly certified copy of each Mortgage (which shall form part of the relevant Mortgaged Vessel's documents) on board each Mortgaged Vessel with her papers and cause such certified copy of such Mortgage to be exhibited to any and all persons having business with such Mortgaged Vessel which might create or imply any commitment or encumbrance whatsoever on or in respect of such Mortgaged Vessel (other than a Permitted Encumbrance) and to any representative of the Security Trustee and place and keep prominently displayed on the bridge and in the Master's cabin of each Mortgaged Vessel a framed printed notice in plain type which shall read as specified in the relevant Mortgage but substantially as follows:

                               "NOTICE OF MORTGAGE

             This Vessel is subject to a first [FOR UK VESSELS: priority] [FOR PANAMANIAN VESSELS: preferred] mortgage [FOR UK VESSELS: and collateral deed of covenants] in favour of [INSERT NAME OF SECURITY TRUSTEE] of [INSERT ADDRESS OF SECURITY TRUSTEE] as security trustee. Under the said mortgage, neither [FOR UK VESSELS: Gulf Offshore N.S. Limited] [FOR PANAMANIAN VESSELS: GulfMark Offshore, Inc.] nor any charterer nor the Master of this Vessel has any right, power or authority to create, incur or permit to be imposed upon this Vessel any commitments or encumbrances whatsoever other than for Permitted Encumbrances as defined in that certain Senior Secured Reducing Credit Facility Agreement by and among Gulf Offshore N.S. Limited, GulfMark Offshore, Inc., Nordea Bank Norge ASA, Nordea Bank Finland plc, New York Branch and

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

             the lenders named therein dated December __, 2004, as modified, amended, or supplemented from time to time."

             and in terms of the said notice it is hereby agreed that save and subject as otherwise herein provided, neither the Borrower, the Guarantor, any charterer, the Master of any Mortgaged Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon any Mortgaged Vessel any lien whatsoever other than for a Permitted Encumbrance;

10.5.21      CONVEYANCE ON DEFAULT

             where a Mortgaged Vessel is (or is to be) sold in exercise of any power contained in the relevant Mortgage or otherwise conferred on the Security Trustee, execute, forthwith upon request by the Security Trustee, such form of conveyance of such Mortgaged Vessel as the Security Trustee may require;

10.5.22      ANTI-DRUG ABUSE

             without prejudice to clause 10.5.9, ensure compliance with the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to any Mortgaged Vessel in any jurisdiction in or to which any Mortgaged Vessel shall be employed or located or trade or which may otherwise be applicable to any Mortgaged Vessel and/or the Borrower and/or the Guarantor;

10.5.23      COMPLIANCE WITH ENVIRONMENTAL LAWS

             to comply in all material respects with all Environmental Laws applicable to it and/or its Mortgaged Vessel including, without limitation, requirements relating to manning and establishment of financial responsibility and to obtain and comply with all Environmental Approvals applicable to it and/or its Mortgaged Vessel; and

10.5.24      COMPLIANCE WITH ISM CODE AND ISPS CODE

             comply at all material times in all material respects with the ISM Code and ISPS Code.

10.6     FINANCIAL COVENANTS OF THE GUARANTOR

10.6.1 The Guarantor undertakes and agrees with the Creditors that throughout the Security Period it will ensure that:

10.6.2 on each Quarterly Financial Statements Preparation Date, the ratio of Consolidated EBITDA (prevailing during the four (4) financial quarters ending on each Quarterly Financial Statements Preparation
             Date) to Consolidated Interest Expense (prevailing during the four
             (4) financial quarters ending on each Quarterly Financial Statements Preparation Date) from the first Drawdown Date until 30 September 2005 inclusive, is equal to or greater than 2.00 to 1.00 and thereafter is equal to or greater than 2.75 to 1.00; and

10.6.3 the ratio of Funded Debt to Total Capitalisation (as at the relevant Quarterly Financial Statements Preparation Date) is equal to or less than 0.65 to 1.00; and

10.6.4       Net Worth is at least equal to the aggregate of:

             (a)  two hundred million Dollars ($200,000,000); and

             (b) fifty percent (50%) of positive consolidated net income on an annual basis from January 1, 2005; and

             (c) one hundred percent (100%) of Net Proceeds from Equity Offerings after January 1, 2005; and

10.6.5       the Security Value shall be no less than the Security Requirement.

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

11       EVENTS OF DEFAULT

11.1     EVENTS

         There shall be an Event of Default if:

11.1.1 NON-PAYMENT: any Security Party fails to pay any sum payable by it under this Agreement or any of the Security Documents at the time, in the currency and in the manner stipulated in this Agreement or the relevant Security Document and such amount remains unpaid for three (3) Banking Days after the date the payment was due; or

11.1.2 BREACH OF INSURANCE OBLIGATIONS: the Borrower or the Guarantor fails to obtain and/or maintain the Insurances (in accordance with the requirements of this Agreement or any of the other Security Documents for any of the Mortgaged Vessels) or if any insurer in respect of such Insurances cancels the Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for the Insurances or for any other failure or default on the part of the Borrower, the Guarantor or any other person; or

11.1.3 BREACH OF FINANCIAL COVENANTS AND RELATED UNDERTAKINGS: the Borrower commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 10.2 and 10.3 and/or the Guarantor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 10.2, 10.3 or 10.6; or

11.1.4 BREACH OF OTHER OBLIGATIONS: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under this Agreement or any of the Security Documents (other than those referred to in clauses 11.1.1, 11.1.2 or 11.1.3 above) and, in respect of any such breach or omission which in the reasonable opinion of the Facility Agent (acting on the instructions of the Majority Lenders in accordance with the Agency Agreement) is capable of remedy, such action as the Facility Agent may require shall not have been taken within ten
             (10) days (or such longer period as the Facility Agent may specify) of the Facility Agent notifying the relevant Security Party of such default and of such required action; or

11.1.5 MISREPRESENTATION: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to this Agreement or any of the other Security Documents or in any notice, certificate or statement referred to in or delivered under this Agreement or any of the other Security Documents is or proves to have been incorrect or misleading in any material respect when it was made or repeated; or

11.1.6 CROSS-DEFAULT: any Borrowed Money of any Security Party is not paid when due or any Borrowed Money of any Security Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Security Party of a voluntary right of prepayment), or any creditor of any Security Party becomes entitled to declare any such Borrowed Money due and payable being, in any such case, an amount, or aggregate amount at any one time, of not less than (subject to the proviso below) three million Dollars ($3,000,000), (or its equivalent in any other currency) or any facility or commitment available to any Security Party relating to Borrowed Money, being in any such case, an amount, or aggregate amount at any one time, of not less than (subject to the proviso below) three million Dollars ($3,000,000), (or its equivalent in any other currency) is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant Security Party shall have satisfied the Facility Agent that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Security Party's ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Security Party in respect of Borrowed Money is not honoured when due and called upon in respect of the foregoing; or

11.1.7       LEGAL PROCESS:

             (a) any judgment or order made against any Security Party is not stayed or complied with within fourteen (14) days unless it is being contested in good faith and with adequate resources; or

             (b) a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets,

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

                  rights or revenues of any Security Party (other than in respect of a Mortgaged Vessel to which clause 11.1.16 applies) in an amount which exceeds one million Dollars ($1,000,000) and is not discharged within fourteen (14) days or such longer period as the Facility Agent may agree; or

11.1.8       INSOLVENCY: any Security Party:

             (a) is unable or admits inability to pay its debt as they fall due;

             (b) suspends making payments on any of its debts or announces an intention to do so;

             (c)  becomes insolvent;

             (d) has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or

             (e) suffers the declaration of a moratorium in respect of any of its Indebtedness; or

11.1.9 REDUCTION OR LOSS OF CAPITAL: a meeting is convened by any Security Party for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital other than any share repurchase program which has been instituted by the Borrower after having obtained the prior written consent of the Facility Agent (acting on the instructions of the Lenders); or

11.1.10 WINDING UP: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding-up any Security Party (not being an action, proceedings or procedure which the relevant Security Party can demonstrate to the satisfaction of the Facility Agent, by providing an opinion of leading counsel to that effect, is frivolous, vexatious or an abuse of the process of the court or relates to a claim to which the relevant Security Party has a good defence and which is being vigorously contested by the relevant Security Party) or an order is made or resolution passed for the winding up of any Security Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

11.1.11 ADMINISTRATION: any petition is presented or other formal step is taken for the purpose of the appointment of an administrator of any Security Party or the Facility Agent acting reasonably believes that any such petition or other formal step is imminent or an administration order is made in relation to any Security Party; or

11.1.12 APPOINTMENT OF RECEIVERS AND MANAGERS: any administrative or other receiver is appointed of any Security Party or any material part of its assets and/or undertaking or any other formal steps are taken to enforce any Encumbrance over all or any part of the assets of any Security Party; or

11.1.13 COMPOSITIONS: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Security Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

11.1.14 ANALOGOUS PROCEEDINGS: there occurs, in relation to any Security Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Majority Lenders, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 11.1.7 to 11.1.13 (inclusive) or any Security Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

11.1.15 CESSATION OF BUSINESS: any Security Party suspends or ceases to carry on its business; or

11.1.16 SEIZURE: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Security Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any Government Entity without the affected Security Party receiving adequate (as reasonably determined by the Facility Agent on behalf of the Majority Lenders) insurance proceeds or other compensation; or

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

11.1.17 INVALIDITY: this Agreement or any of the other Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of this Agreement or any of the other Security Documents shall at any time and for any reason be contested by any Security Party which is a party thereto;

11.1.18 UNLAWFULNESS: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in this Agreement or any of the other Security Documents or for the other Security Trustee to exercise the rights or any of them vested in it under this Agreement or any of the Security Documents or otherwise; or

11.1.19 REPUDIATION: any Security Party repudiates this Agreement or any of the other Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate this Agreement or any of the other Security Documents; or

11.1.20 ENCUMBRANCES ENFORCEABLE: any Encumbrance (other than Permitted Encumbrances) in respect of any of the property (or part thereof) which is the subject of this Agreement or any of the other Security Documents becomes enforceable; or

11.1.21 ARREST: any Mortgaged Vessel is arrested, confiscated, seized (other than a seizure contemplated by clause 11.1.16), taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the Borrower and the Borrower shall fail to procure the release of any Mortgaged Vessel within a period of sixty (60) days thereafter (or such longer period as the Lenders may agree in writing); or

11.1.22 REGISTRATION: the registration of any Mortgaged Vessel under the laws and flag of the Flag State is cancelled or terminated without the prior written consent of the Facility Agent or, if any Mortgaged Vessel is only provisionally registered on the date of Delivery, such Mortgaged Vessel is not permanently registered under the laws and flag of the Flag State within such period as is permitted by those laws or if such registration of any Mortgaged Vessel is not renewed prior to the expiry of such registration; or

11.1.23 UNREST: any Flag State becomes involved in hostilities or civil war or there is a seizure of power in any Flag State by unconstitutional means if, in any such case, such event is determined by the Majority Lenders to have a Material Adverse Effect on the Borrower or the Guarantor; or

11.1.24 ENVIRONMENT: the Borrower or any other Relevant Party fails to comply with any Environmental Law or any Environmental Approval or any Mortgaged Vessel or any other Relevant Vessel is involved in an Environmental Incident which gives rise or is likely to give rise to an Environmental Claim if, in any such case, such non-compliance or Environmental Incident or the consequences thereof could in the opinion of the Majority Lenders reasonably be expected to have a Material Adverse Effect on the Borrower or the Guarantor; or

11.1.25 P&I: the Borrower or the Guarantor or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which a Mortgaged Vessel is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where such Mortgaged Vessel operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

11.1.26 PARENT COMPANY: the Borrower ceases to be a wholly owned Subsidiary of the Guarantor; or

11.1.27 MATERIAL ADVERSE EFFECT: any other event occurs or circumstance arises in relation to any Security Party or any Mortgaged Vessel which is determined by the Lenders to have a Material Adverse Effect on the Borrower, and the other Security Parties taken as a whole; or

11.1.28 CHANGE OF CONTROL: any person obtains legal or beneficial ownership of thirty percent (30%) or more of the issued and outstanding capital stock of the Guarantor (excluding Lehman Bros. Inc. and its Subsidiaries or affiliates, such legal or beneficial ownership not to exceed fifty one percent (51%) of the issued and outstanding capital stock of the Guarantor); and

11.1.29 NOTE REDEMPTION: there occurs a mandatory redemption of the Notes whether by virtue of a repurchase at the option of the holders of the Notes or a voluntary redemption of the Notes, in

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

             either case without the Guarantor having obtained the prior written consent of the Facility Agent such consent not to be unreasonably withheld.

11.2     ACCELERATION

11.2.1 Without prejudice to clause 11.2.2 below, the Facility Agent may, and if so requested by the Majority Lenders, shall without prejudice to any other rights of the Lenders, at any time after the occurrence of an Event of Default which is then continuing beyond the relevant cure period as described in clause 11.2.3 below, if any, by notice to the Borrower declare that:

         (a) the obligation of each Lender to make its Commitments available to the Borrower shall be terminated, whereupon the relevant Commitment or Commitments shall be reduced to zero forthwith; and/or

         (b) the relevant Outstandings and all interest and commitment commission accrued and all other sums payable under this Agreement and any of the other relevant Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

11.2.2 With respect to the Borrower and the Guarantor, if a Default occurs under clauses 11.1.8 or 11.1.10 all relevant Outstandings and all interest and commitment commission accrued and all other sums payable under this Agreement and any of the other relevant Security Documents shall be immediately due and payable without declaration or other notice by the Facility Agent to the Borrower and/or the Guarantor.

11.2.3   If clauses 11.1.16, 11.1.17, 11.1.18, 11.1.19, 11.1.22, or 11.1.23,
         apply and the Lenders, in their absolute discretion, consider the circumstances giving rise to that application are capable of remedy within fifteen (15) Banking Days, no notice will be given under clause
         11.2.1 during that period for so long as the Lenders remain satisfied all appropriate steps are being taken to remedy the circumstances and they remain capable of remedy.

11.3     DEMAND BASIS

         If, pursuant to clause 11.2.1 the Facility Agent declares any Outstandings to be due and payable on demand, the Facility Agent may, (and, if so instructed by the Majority Lenders, shall) by written notice to the Borrower and/or the Guarantor:

11.3.1 call for repayment of the relevant Outstandings and/or all of the Outstandings on such date as may be specified whereupon such Outstandings shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement; or

11.3.2 withdraw such declaration with effect from the date specified in such notice.

11.4     NO RESTRICTION ON EXERCISE OF RIGHTS

         For the avoidance of doubt, upon the occurrence of any Event of Default, the Facility Agent shall be entitled to exercise its rights under this clause 11 against the Borrower as it shall in its absolute discretion determine. The Facility Agent shall also be entitled to exercise its rights under clause 15 at any time after the occurrence of an Event of Default which is continuing and shall not be obliged to commence any proceeding under or enforce any other Encumbrance created by this Agreement or any other Security Document before claiming or commencing proceedings under the Guarantee.

12       INDEMNITIES

12.1     MISCELLANEOUS INDEMNITIES

         THE BORROWER SHALL ON DEMAND INDEMNIFY EACH CREDITOR, WITHOUT PREJUDICE TO ANY OF ITS OTHER RIGHTS UNDER THIS AGREEMENT OR ANY OF THE SECURITY DOCUMENTS, AGAINST ANY LOSS (INCLUDING LOSS OF MARGIN ACCRUING UPON AND UNTIL SUCH TIME AS ALL SUMS DUE UNDER THIS AGREEMENT HAVE BEEN REPAID IN FULL)

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

         OR EXPENSE WHICH EACH CREDITOR ACTING REASONABLY SHALL CERTIFY AS SUSTAINED OR INCURRED BY IT AS A CONSEQUENCE OF:

12.1.1 ANY DEFAULT IN PAYMENT BY THE BORROWER OF ANY SUM UNDER THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS WHEN DUE;

12.1.2       THE OCCURRENCE OF ANY OTHER EVENT OF DEFAULT;

12.1.3 RECEIVING OR RECOVERING ALL OR ANY PART OF A SUM UNPAID OTHERWISE THAN ON THE DUE DATE FOR THE PAYMENT OF INTEREST IN RESPECT THEREOF;

12.1.4 ANY PREPAYMENT OF THE OUTSTANDINGS OR PART THEREOF BEING MADE UNDER CLAUSE 5.7, 6.3, 6.4, 6.6, 6.8, 8.8 OR 13.1, OR ANY OTHER REPAYMENT
             OF THE OUTSTANDINGS OR PART THEREOF BEING MADE OTHERWISE THAN ON AN INTEREST PAYMENT DATE OR ANY DUE DATE RELATING TO THE PART OF THE OUTSTANDINGS PREPAID OR REPAID;

12.1.5 ANY ADVANCE NOT BEING MADE FOR ANY REASON (EXCLUDING ANY DEFAULT BY THE RELEVANT CREDITOR) AFTER A DRAWDOWN NOTICE HAS BEEN GIVEN,

         INCLUDING, IN ANY SUCH CASE, BUT NOT LIMITED TO, ANY LOSS OR EXPENSE SUSTAINED OR INCURRED BY SUCH CREDITORS IN MAINTAINING OR FUNDING ALL OR ANY PART OF ITS COMMITMENT OR IN LIQUIDATING OR RE-EMPLOYING DEPOSITS FROM THIRD PARTIES ACQUIRED TO EFFECT OR MAINTAIN ITS COMMITMENT OR ANY PART THEREOF (COLLECTIVELY "BREAKAGE COSTS").

12.2     CURRENCY OF ACCOUNT; CURRENCY INDEMNITY

         NO PAYMENT BY THE BORROWER OR THE GUARANTOR UNDER THIS AGREEMENT WHICH IS MADE IN A CURRENCY OTHER THAN THE CURRENCY ("CONTRACTUAL CURRENCY") IN WHICH SUCH PAYMENT IS REQUIRED TO BE MADE PURSUANT TO THIS AGREEMENT SHALL DISCHARGE THE OBLIGATION IN RESPECT OF WHICH IT IS MADE EXCEPT TO THE EXTENT OF THE NET PROCEEDS IN THE CONTRACTUAL CURRENCY RECEIVED BY THE FACILITY AGENT UPON THE SALE OF THE CURRENCY SO RECEIVED, AFTER TAKING INTO ACCOUNT ANY PREMIUM AND COSTS OF EXCHANGE IN CONNECTION WITH SUCH SALE. FOR THE AVOIDANCE OF DOUBT THE FACILITY AGENT AND THE LENDERS SHALL NOT BE OBLIGED TO ACCEPT ANY SUCH PAYMENT IN A CURRENCY OTHER THAN THE CONTRACTUAL CURRENCY NOR SHALL THE FACILITY AGENT OR THE LENDERS BE LIABLE TO THE BORROWER OR THE GUARANTOR FOR ANY LOSS OR ALLEGED LOSS ARISING FROM FLUCTUATIONS IN EXCHANGE RATES BETWEEN THE DATE ON WHICH SUCH PAYMENT IS SO RECEIVED BY THE FACILITY AGENT AND THE DATE ON WHICH THE FACILITY AGENT EFFECTS SUCH SALE, AS TO WHICH THE FACILITY AGENT SHALL (AS AGAINST THE BORROWER OR THE GUARANTOR) HAVE AN ABSOLUTE DISCRETION. IF ANY SUM DUE FROM ANY BORROWER OR THE GUARANTOR UNDER THIS AGREEMENT OR ANY ORDER OR JUDGMENT GIVEN OR MADE IN RELATION HERETO IS REQUIRED TO BE CONVERTED FROM THE CONTRACTUAL CURRENCY OR THE CURRENCY IN WHICH THE SAME IS PAYABLE UNDER SUCH ORDER OR JUDGMENT (THE "FIRST CURRENCY") INTO ANOTHER CURRENCY (THE "SECOND CURRENCY") FOR THE PURPOSE OF (A) MAKING OR FILING A CLAIM OR PROOF AGAINST THE BORROWER OR THE GUARANTOR, (B) OBTAINING AN ORDER OR JUDGMENT IN ANY COURT OR OTHER TRIBUNAL OR (C) ENFORCING ANY ORDER OR JUDGMENT GIVEN OR MADE IN RELATION TO THIS AGREEMENT, THE BORROWER OR THE GUARANTOR (AS THE CASE MAY BE) SHALL INDEMNIFY AND HOLD HARMLESS THE FACILITY AGENT, THE ARRANGER AND EACH LENDER FROM AND AGAINST ANY LOSS SUFFERED AS A RESULT OF ANY DIFFERENCE BETWEEN (a) THE RATE OF EXCHANGE USED FOR SUCH PURPOSE TO CONVERT THE SUM IN QUESTION FROM THE FIRST CURRENCY INTO THE SECOND CURRENCY AND (b) THE RATE OR RATES OF EXCHANGE AT WHICH THE FACILITY AGENT, THE ARRANGER OR SUCH LENDER MAY IN THE ORDINARY COURSE OF BUSINESS PURCHASE THE FIRST CURRENCY WITH THE SECOND CURRENCY UPON RECEIPT OF A SUM PAID TO IT IN SATISFACTION, IN WHOLE OR IN PART, OF ANY SUCH ORDER, JUDGMENT, CLAIM OR PROOF. ANY AMOUNT DUE FROM ANY BORROWER OR THE GUARANTOR UNDER THE INDEMNITY CONTAINED IN THIS CLAUSE
         12.2 SHALL BE DUE AS A SEPARATE DEBT AND SHALL NOT BE AFFECTED BY JUDGMENT BEING OBTAINED FOR ANY OTHER SUMS DUE UNDER OR IN RESPECT OF THIS AGREEMENT AND THE TERM

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         "RATE OF EXCHANGE" INCLUDES ANY PREMIUM AND COSTS OF EXCHANGE
         PAYABLE IN CONNECTION WITH THE PURCHASE OF THE FIRST CURRENCY WITH THE SECOND CURRENCY.

12.3     ENVIRONMENTAL INDEMNITY

         THE BORROWER AND THE GUARANTOR SHALL INDEMNIFY EACH CREDITOR ON DEMAND AND HOLD EACH CREDITOR HARMLESS FROM AND AGAINST ALL COSTS, EXPENSES, PAYMENTS, CHARGES, LOSSES, DEMANDS, LIABILITIES, ACTIONS, PROCEEDINGS (WHETHER CIVIL OR CRIMINAL), PENALTIES, FINES, DAMAGES, JUDGEMENTS, ORDERS, SANCTIONS OR OTHER OUTGOINGS OF WHATEVER NATURE ("LOSSES") WHICH MAY BE SUFFERED, INCURRED OR PAID BY, OR MADE OR ASSERTED AGAINST THE RELEVANT CREDITOR AT ANY TIME, WHETHER BEFORE OR AFTER THE REPAYMENT IN FULL OF PRINCIPAL AND INTEREST UNDER THIS AGREEMENT, RELATING TO, OR ARISING DIRECTLY OR INDIRECTLY IN ANY MANNER OR FOR ANY CAUSE OR REASON WHATSOEVER OUT OF AN ENVIRONMENTAL CLAIM MADE OR ASSERTED AGAINST SUCH CREDITOR IF SUCH ENVIRONMENTAL CLAIM WOULD NOT HAVE BEEN, OR BEEN CAPABLE OF BEING, MADE OR ASSERTED AGAINST THE RELEVANT CREDITOR IF IT HAD NOT ENTERED INTO THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS AND/OR EXERCISED ANY OF ITS RIGHTS, POWERS AND DISCRETIONS THEREBY CONFERRED AND/OR PERFORMED ANY OF ITS OBLIGATIONS THEREUNDER AND/OR BEEN INVOLVED IN ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS.

13       UNLAWFULNESS AND INCREASED COSTS

13.1     UNLAWFULNESS

         If it is or becomes contrary to any law or regulation for any Lender to contribute to Advances or to maintain its Commitment or fund its contribution in the Outstandings, such Lender shall promptly, through the Facility Agent, notify the Borrower whereupon:

13.1.1       such Lender's Commitment shall be reduced to zero; and

13.1.2 the Borrower shall be obliged to prepay the Outstandings of such Lender either (a) forthwith or (b) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest and commitment commission accrued to the date of prepayment and all other sums payable by the Borrower under this Agreement.

         Any prepayment pursuant to this clause 13.1 shall be made together with all amounts referred to in clause 6.5.

13.2     INCREASED COSTS

         If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which any Lender or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

13.2.1 subject any Lender to Taxes or change the basis of Taxation of any Lender with respect to any payment under this Agreement or any of the other Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Lender imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

13.2.2 increase the cost to any Lender or its holding company in making or keeping the Commitment available or maintaining or funding all or part of such Lender's Outstandings; and/or

13.2.3 reduce the amount payable or the effective return to any Lender under this Agreement or any of the other Security Documents; and/or

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13.2.4       reduce any Lender's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to its obligations under this Agreement or any of the other Security Documents; and/or

13.2.5 require any Lender or its holding company to make a payment or forgo a return on or calculated by reference to any amount received or receivable by it under this Agreement or any of the other Security Documents; and/or

13.2.6 require any Lender or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of the Commitment or Outstandings from its capital for regulatory purposes, then and in each such case (subject to clause 13.3):

         (a) such Lender shall notify the Facility Agent who shall notify the Borrower in writing of such event promptly upon its becoming aware of the same; and

         (b) the Borrower shall on demand, made at any time whether or not the relevant Lender's Outstandings have been repaid, pay to the Facility Agent for the account of such Lender the amount which such Lender specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Lender or its holding company regards as confidential) is required to compensate such Lender and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment , forgone return or loss.

         For the purposes of this clause 13.2 "HOLDING COMPANY" means the company or entity (if any) within the consolidated supervision of which the relevant Lender is included.

13.3     EXCEPTION

         Nothing in clause 13.2 shall entitle any Lender to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss (a) to the extent that the same is taken into account in calculating the Additional Cost or (b) to the extent that the same is the subject of an additional payment under clause 8.7.

14       SET-OFF, PRO RATA PAYMENTS

14.1     SET-OFF

14.1.1 The Borrower and the Guarantor authorises each Lender (without prejudice to any of such Lender's rights at law, in equity or otherwise), at any time when an Event of Default has occurred for so long as the same is continuing:

            (a) to apply any credit balance to which the Borrower or the
                Guarantor is then entitled standing upon any account of the Borrower or the Guarantor with any branch of such Lender in or towards satisfaction of any sum due and payable from the Borrower or the Guarantor to such Lender under this Agreement or any of the other Security Documents;

            (b) in the name of the Borrower or the Guarantor or such Lender to do all such acts and to execute all such documents as may be necessary or expedient to effect such application; and

            (c) to combine and/or consolidate all or any accounts in the name of the Borrower or the Guarantor with such Lender.

         For such purposes, each Lender is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. No Lender shall be obliged to exercise any right given to it by this clause 14.1. Each Lender shall notify the Facility Agent and the Borrower or the Guarantor forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Facility Agent shall inform the other Lenders.

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14.2     PRO RATA PAYMENTS

14.2.1 If at any time any Lender (the "Recovering Lender") receives or recovers any amount owing to it by the Borrower under this Agreement by direct payment, set-off or in any manner other than by payment through the Facility Agent pursuant to clause 8.1 or 8.10 (not being a payment received from a Transferee Lender or a sub-participant in such Lender's Outstandings or any other payment of an amount due to the Recovering Lender for its sole account pursuant to clauses 5.1, 5.7, 6.4, 6.6, 6.8, 6.9, 12.1, 12.3, 13.1 and 13.2 the Recovering Lender shall, within two Banking Days of such receipt or recovery (a "RELEVANT RECEIPT") notify the Facility Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Lender would have received if the Relevant Receipt had been received by the Facility Agent and distributed pursuant to clause 8.1 or 8.10 as the case may
         be) then:

         (a) within two (2) Banking Days of demand by the Facility Agent, the Recovering Lender shall pay to the Facility Agent an amount equal (or equivalent) to the excess;

         (b) the Facility Agent shall treat the excess amount so paid by the Recovering Lender as if it were a payment made by the Borrower and shall distribute the same to the Lenders (other than the Recovering Lender) in accordance with clause 8.10; and

         (c) as between the Borrower and the Recovering Lender the excess amount so re-distributed shall be treated as not having been paid but the obligations of the Borrower to the other Lenders shall, to the extent of the amount so re-distributed to them, be treated as discharged.

14.2.2 If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Lender (whether to a liquidator or otherwise) each Lender to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Lender repay to the Recovering Lender such Lender's pro rata share of the amount which has to be refunded by the Recovering Lender.

14.2.3 Each Lender shall on request supply to the Facility Agent such information as the Facility Agent may from time to time request for the purpose of this clause 14.2.

14.2.4 Notwithstanding the foregoing provisions of this clause 14.2 no Lender shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Lender are instituted by it without prior notice having been given to such party through the Facility Agent).

14.3     NO RELEASE

         For the avoidance of doubt it is hereby declared that failure by any Recovering Lender to comply with the provisions of clause 14.2 shall not release any other Recovering Lender from any of its obligations or liabilities under clause 14.2.

14.4     NO CHARGE

         The foregoing provisions of this clause 14 shall not, and shall not be construed so as to, constitute a charge by a Lender over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 14.2.

15       GUARANTEE

15.1     GUARANTEE

         The Guarantor hereby irrevocably, unconditionally:

            (a) guarantees to each Creditor, the due performance by the Borrower of all its respective obligations under or pursuant to the Security Documents; and

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            (b) guarantees to each Creditor, the payment of all moneys now or hereafter due, owing or incurred by the Borrower under or pursuant to the Security Documents when the same become due whether by acceleration or otherwise.

         If for any reason the Borrower fails to discharge any such obligation or to pay any such moneys, the Guarantor shall immediately on demand by the Security Trustee discharge such obligation or, as the case may be, pay such moneys to the Security Trustee. This is a guarantee of payment and not of collection only.

15.2     GUARANTOR AS PRINCIPAL DEBTOR; INDEMNITY

         AS A SEPARATE AND INDEPENDENT STIPULATION, THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IF ANY PURPORTED OBLIGATION OR LIABILITY OF THE BORROWER WHICH WOULD HAVE BEEN THE SUBJECT OF THIS GUARANTEE HAD IT BEEN VALID AND ENFORCEABLE IS NOT OR CEASES TO BE VALID OR ENFORCEABLE AGAINST THE BORROWER ON ANY GROUND WHATSOEVER WHETHER OR NOT KNOWN TO THE CREDITORS OR ANY OF THEM (INCLUDING, WITHOUT LIMITATION, ANY IRREGULAR EXERCISE OR ABSENCE OF ANY CORPORATE POWER OR LACK OF AUTHORITY OF, OR BREACH OF DUTY BY, ANY PERSON PURPORTING TO ACT ON BEHALF OF THE BORROWER OR ANY LEGAL OR OTHER LIMITATION, WHETHER UNDER THE LIMITATION ACTS OR OTHERWISE OR ANY DISABILITY OR INCAPACITY OR ANY CHANGE IN THE CONSTITUTION OF THE BORROWER) THE GUARANTOR SHALL NEVERTHELESS BE LIABLE IN RESPECT OF THAT PURPORTED OBLIGATION OR LIABILITY AS IF THE SAME WERE FULLY VALID AND ENFORCEABLE AND THE GUARANTOR WERE THE PRINCIPAL DEBTOR IN RESPECT THEREOF. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO INDEMNIFY AND KEEP INDEMNIFIED THE CREDITORS AGAINST ANY LOSS OR LIABILITY ARISING FROM ANY FAILURE OF THE BORROWER TO PERFORM OR DISCHARGE ANY SUCH PURPORTED OBLIGATION OR LIABILITY OR FROM ANY INVALIDITY OR UNENFORCEABILITY OF ANY OF THE SAME AGAINST THE BORROWER.

15.3     STATEMENTS OF ACCOUNT CONCLUSIVE

         Any statement of account of the Borrower, signed as correct by an officer of the Facility Agent, showing the amount of the Guaranteed Liabilities shall, in the absence of manifest error, be binding and conclusive on and against the Guarantor.

15.4     INTEREST

         The Guarantor agrees to pay interest on each amount demanded of it under this Guarantee from the date of such demand until payment (as well after as before judgment) at the rate specified in clause 5.4 which shall apply to this Guarantee mutatis mutandis provided however that interest shall not be payable if and to the extent that interest under clause 5.4 is payable by the Borrower on the demanded amount and such interest payable by the Borrower is comprised in the Guaranteed Liabilities.

15.5     CONTINUING GUARANTEE

         This Guarantee shall extend to the ultimate balance from time to time owing to the Creditors by the Borrower and shall be a continuing guarantee, notwithstanding any intermediate payment, partial settlement or other matter whatsoever.

15.6     LIABILITY UNCONDITIONAL

         The liability of the Guarantor shall not be affected nor shall this Guarantee be discharged or reduced by reason of:

15.6.1 the Incapacity or any change in the name, style or constitution of the Borrower or any other person liable;

15.6.2 any of the Creditors granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of the Borrower or any other person liable; or

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15.6.3       any amendment, variation or waiver (however material or
             fundamental) of the Security Documents; or

15.6.4 any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of the Borrower or by anything done or omitted which but for this provision might operate to exonerate the Guarantor.

15.7     COLLATERAL INSTRUMENTS

         None of the Creditors shall be obliged to make any claim or demand on the Borrower or to resort to any Collateral Instrument or other means of payment before enforcing this Guarantee and no action taken or omitted in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Guarantor under this Guarantee. None of the Creditors shall be obliged to apply any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment in reduction of the Guaranteed Liabilities.

15.8     WAIVER OF GUARANTOR'S RIGHTS

         Until all the Guaranteed Liabilities have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) the Guarantor agrees that, without the prior written consent of the Security Trustee, it will not:

15.8.1 exercise any rights of subrogation, contribution or indemnity against the Borrower or any other person liable;

15.8.2 demand or accept any Encumbrance to be executed or created in respect of any of its obligations under this Guarantee or any other Indebtedness now or hereafter due to the Guarantor from the Borrower or from any other person liable;

15.8.3 take any step to enforce any right against the Borrower or any other person liable in respect of any Guaranteed Liabilities; or

15.8.4 exercise any right of set-off or counterclaim against the Borrower or any other person liable or claim or prove or vote as a creditor in competition with any of the Creditors in the liquidation, administration or other insolvency proceeding of the Borrower or any other person liable or have the benefit of, or share in, any payment from or composition with, the Borrower or any other person liable or any Collateral Instrument now or hereafter held by any of the Creditors for any Guaranteed Liabilities or for the obligations or liabilities of any other person liable.

15.9     SUSPENSE ACCOUNTS

         Any money received in connection with this Guarantee (whether before or after any Incapacity of the Borrower or the Guarantor) may be placed to the credit of an interest-bearing suspense account with a view to preserving the rights of the Creditors to prove for the whole of their respective claims against the Borrower or any other person liable or may be applied in or towards satisfaction of such of the Guaranteed Liabilities as the Security Trustee may from time to time conclusively determine in its absolute discretion (but acting on the instructions of the Lenders) notwithstanding any appropriation (or purported appropriation) by the Guarantor.

15.10    SETTLEMENTS CONDITIONAL

         Any release, discharge or settlement between the Guarantor and the Security Trustee or any of the Creditors shall be conditional upon no security, disposition or payment to any of the Creditors by the Borrower or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition is not fulfilled the Creditors shall be entitled to enforce this Guarantee as if such release, discharge or settlement had not occurred and such payment had not been made.

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15.11    GUARANTOR TO DELIVER UP CERTAIN PROPERTY

         If, contrary to clause 15.8, the Guarantor takes or receives the benefit of any Encumbrance or receives or recovers any money or other property, such Encumbrance, money or other property shall be held on trust for the Creditors and shall be delivered to the Security Trustee on demand.

15.12    CHANGES IN CONSTITUTION OR REORGANISATIONS OF CREDITORS

         For the avoidance of doubt and without prejudice to the provisions of clause 16, this Guarantee shall remain binding on the Guarantor notwithstanding any change in the constitution of the Creditors or any of them or their or its absorption in, or amalgamation with, or the acquisition of all or part of their or its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any assignee, transferee or other successor in title of the Creditors in the same manner as if such assignee, transferee or other successor in title had been named in this Guarantee as a party instead of, or in addition to, the relevant Creditor.

16       TRANSFER AND LENDING OFFICE

16.1     BENEFIT AND BURDEN

         This Agreement shall be binding upon, and enure for the benefit of, each of the Creditors, the Borrower and the Guarantor and their respective successors.

16.2     NO ASSIGNMENT BY BORROWER OR GUARANTOR

         Neither the Borrower nor the Guarantor may assign or transfer any of their respective rights or obligations under this Agreement or any of the Security Documents.

16.3     TRANSFERS

16.3.1 Any Lender (the "TRANSFEROR LENDER") may at any time, transfer all or any part of its rights, benefits and/or obligations under this Agreement and the Security Documents to its Subsidiaries, affiliates or associates or to a federal reserve bank, central bank or other monetary or regulatory authority having jurisdiction over such Lender or to any other Lender without the consent of the Borrower.

16.3.2 So long as no Default has occurred and is then continuing, any other transfers to any other bank or financial institution shall require the consent of the Borrower (such consent not to be unreasonably withheld or delayed (and for the purposes of this clause 16.3, it shall be deemed unreasonable for the Borrower to withhold or delay such consent on the grounds that any proposed transfer by a Lender of part of its rights, benefits and/or obligations would result in the number of Lenders being increased if, after such transfer, there would be no more than eight (8) Lenders) provided always that there shall not at any time be more than eight (8) Lenders unless all of the parties to this Agreement have otherwise agreed).

16.3.3 Transfers to any lender or financial institution (a "TRANSFEREE LENDER") shall be effected by the Transferor Lender delivering to the Facility Agent a Transfer Certificate duly completed and duly executed by the Transferor Lender and the Transferee Lender.

16.3.4 Any transfer by a Lender shall be offered and effected in compliance with all applicable laws and regulations. If the Borrower fails to respond to a request for such consent within ten (10) days of such request being made, the Borrower shall be deemed to have given such consent. No such transfer is binding on, or effective in relation to, the Guarantor, the Borrower, the Facility Agent, or the Security Trustee unless it is effected or evidenced by a Transfer Certificate which complies with the provisions of this clause 16.3 and is signed by or on behalf of the Transferor Lender, the Transferee Lender and the Facility Agent (on behalf of itself, the Guarantor, the Borrower, the Security Trustee and the other Lenders). Upon signature of any such Transfer Certificate by the Facility Agent, which signature shall be effected as promptly as is practicable after such Transfer Certificate has been delivered to the Facility Agent, and subject to the terms of such Transfer Certificate, such Transfer Certificate shall have effect as set out below.

16.3.5 The following further provisions shall have effect in relation to any Transfer Certificate:

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         (a)   a Transfer Certificate may be in respect of a Lender's rights in respect of all or part, of its Commitment and shall be in respect of the same proportion of its Outstandings;

         (b) a Transfer Certificate shall only be in respect of rights and obligations of the Transferor Lender in its capacity as a Lender and shall not transfer its rights and obligations as Facility Agent or Security Trustee or in any other capacity, as the case may be and such other rights and obligations may only be transferred in accordance with any applicable provisions of the Agency Agreement;

         (c) a Transfer Certificate shall take effect in accordance with English law as follows:

                  (i) to the extent specified in the Transfer Certificate, the Transferor Lender's payment rights and all its other rights (other than those referred to in paragraph (b) above) under this Agreement are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender's title and of any rights or equities which the Borrower had against the Transferor Lender;

                  (ii) the Transferor Lender's Commitment is discharged to the extent specified in the Transfer Certificate;

                  (iii) the Transferee Lender becomes a Lender with Outstandings and an undrawn Commitment of the amount specified in the Transfer Certificate;

                  (iv) the Transferee Lender becomes bound by all the provisions of this Agreement and the Security Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Facility Agent and the Security Trustee in accordance with the provisions of the Agency Agreement and to the extent that the Transferee Lender becomes bound by those provisions, the Transferor Lender ceases to be bound by them;

                  (v) the contribution to the Outstandings which the Transferee Lender makes after the Transfer Certificate comes into effect rank in point of priority and security in the same way as it would have ranked had it been made by the Transferor Lender, assuming that any defects in the Transferor Lender's title and any rights or equities of any Security Party against the Transferor Lender had not existed; and

                  (vi) the Transferee Lender becomes entitled to all the rights under this Agreement which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under clauses 5.7, 7 and 13, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them;

         (d) the rights and equities of the Borrower or of any other Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim; and

         (e) the Guarantor, the Borrower, the Security Trustee and the Lenders hereby irrevocably authorise and instruct the Facility Agent to sign any such Transfer Certificate on its behalf (and, in the case of the Security Trustee, on behalf of any Security Party which has in the relevant Security Document given a corresponding authorisation and instruction to the Security Trustee) and undertake not to withdraw, revoke or qualify such authority or instruction at any time. Promptly upon its signature of any Transfer Certificate, the Facility Agent shall notify the Guarantor, the Borrower, the Security Trustee the Transferor Lender, the Transferee Lender and the other Lenders.

16.4     RELIANCE ON TRANSFER CERTIFICATE

16.4.1 The Facility Agent shall be entitled to rely on any Transfer Certificate believed by it to be genuine and correct and to have been presented or signed by the persons by whom it purports to have been presented or signed, and shall not be liable to any of the parties to this Agreement and the Security Documents for the consequences of such reliance.

16.4.2 The Facility Agent shall at all times during the continuation of this Agreement maintain a register in which it shall record the name, Commitments, or, as the case may be, Outstandings and administrative details (including the lending office) from time to time of each Lender holding Transfer Certificates and the date at which the transfer referred to in such Transfer Certificate held by each Lender was transferred to such Lender, and the Facility Agent shall make the said register available for inspection by any Lender, the Security Trustee and the Borrower during normal banking hours upon receipt by the Facility Agent of reasonable prior notice requesting the Facility Agent to do so.

16.4.3 The entries on the said register shall, in the absence of manifest error, be conclusive in determining the identities of the Commitments or, as the case may be, the Outstandings and the Transfer Certificates held by the Lenders from time to time and the principal amounts of such Transfer Certificates and may be relied upon by the Facility Agent, the Security Trustee and the other Security Parties for all purposes in connection with this Agreement and the Security Documents.

16.5     TRANSFER FEES AND EXPENSES

         If any Lender causes the transfer of all or any part of its rights, benefits and/or obligations under this Agreement or the Security Documents, it shall pay or procure that the Transferee Lender pays to the Facility Agent for its own account a registration fee of one thousand Dollars ($1,000) for each transfer, and shall also pay to the Facility Agent on demand all out of pocket costs, fees and expenses (including, but not limited to, legal fees and expenses), and all value added tax thereon, certified by the Facility Agent as having been reasonably and properly incurred by it in connection with such transfer.

16.6     DOCUMENTING TRANSFERS

         If any Lender transfers all or any part of its rights, benefits and/or obligations as provided in clause 16.3 the Guarantor and the Borrower undertakes, immediately on being requested to do so by the Facility Agent and at the cost of the Transferor Lender, to enter into, and procure that the other Security Parties shall enter into, such documents as may be necessary or desirable to transfer to the Transferee Lender all or the relevant part of such Lender's interest in this Agreement and the Security Documents and all relevant references in this Agreement to such Lender shall thereafter be construed as a reference to the Lender and/or its Transferee Lender (as the case may be) to the extent of their respective interests.

16.7     SUB-PARTICIPATION

         A Lender may sub-participate all or any part of its rights and/or obligations under this Agreement and the Security Documents to another bank or financial institution with the prior consent of the Borrower and the Facility Agent (such consent not to be unreasonably withheld or delayed).

16.8     LENDING OFFICE

         Each Lender shall lend through its office at the address specified in
         Schedule 1 or, as the case may be, in any relevant Transfer Certificate or through any other office of such Lender selected from time to time by it through which such Lender wishes to lend for the purposes of this Agreement. If the office through which such Lender is lending is changed pursuant to this clause 16.8, such Lender shall notify the Facility Agent promptly of such change and the Facility Agent shall notify the Borrower.

16.9     DISCLOSURE OF INFORMATION

         Any Lender may (with the prior written consent of the Borrower such consent not to be unreasonable withheld or delayed) disclose to a prospective assignee, substitute or transferee or to any other person who may propose entering into contractual relations with such Lender in relation to this Agreement such information about the Guarantor and the Borrower as such Lender shall consider appropriate.

16.10    NO ADDITIONAL COSTS

         If at the time of, or immediately after, any assignment by any Lender of all or any part of its rights or benefits under this Agreement or any transfer by any Lender of any part of the rights, benefits and/or obligations under this Agreement, or any change in the office through which it lends for the purposes of this Agreement, the Borrower would be obliged to pay to the assignee or Transferee Lender or (in the case of a change of lending office) the Lender under clause 8.9 or
         13.2 any sum in excess of the sum (if any) which it would have been obliged to pay to such Lender under the relevant clause in the absence of such assignment, transfer or change, the Borrower shall not be obliged to pay that excess.

17       FACILITY AGENT, SECURITY TRUSTEE AND REFERENCE BANKS

17.1     APPOINTMENT OF THE FACILITY AGENT AND THE SECURITY TRUSTEE

         The terms and basis on which the Facility Agent and the Security Trustee have been appointed by the Lenders as Facility Agent and as Security Trustee respectively are set out in the Agency Agreement including, among other things, the manner in which any decision to exercise any right, powers, discretion or authority or to carry out any duty are to be made between the Lenders, the Facility Agent and the Security Trustee.

17.2     REFERENCE BANKS

         If:

17.2.1       the Outstandings (if any) of any Reference Bank is prepaid; or

17.2.2 the Commitments (if any) of any Reference Bank are reduced to zero in accordance with clause 13; or

17.2.3 a Reference Bank transfers the whole of its rights and obligations (if any) as a Lender under this Agreement; or

17.2.4 where applicable, any Reference Bank ceases to provide quotations to the Facility Agent for the purposes of determining LIBOR,

         the Facility Agent may, acting on the instructions of the Majority Lenders, terminate the appointment of such Reference Bank and appoint another Lender to replace such Reference Bank.

18       NOTICES AND OTHER MATTERS

18.1     NOTICES

         Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

18.1.1 be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

18.1.2 be deemed to have been received, subject as otherwise provided in any relevant Security Document, in the case of a letter, when delivered personally or seven (7) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

18.1.3       be sent:

             (a) to the Borrower at:

                 Gulf Offshore N.S. Limited
                 184-192 Market Street
                 Aberdeen AB11 5PQ
                 Scotland

                 Fax No: + 44 1224-336-039
                 Attention: David Kenwright

             (b) to the Guarantor at:

                 GulfMark Offshore, Inc.
                 10111 Richmond Ave., Suite 340
                 Houston,
                 TX 77042

                 Fax No: 713-963-9796
                 Attention:Edward A. Guthrie

             (c) to the Security Trustee or Facility Agent at:

                 Nordea Bank Finland Plc
                 437 Madison Avenue
                 New York
                 NY 10022
                 USA

                 If in respect of credit matters:
                 Fax: +1 212 421 4420
                 Attn: Shipping, Offshore and Oil Services

                 If in respect of loan administration matters:
                 Fax no: +1 212 750 9188
                 Attention: Loan Administration

             (d) to each Lender at its address or fax number specified in
                 Schedule 1 or in any relevant Transfer Certificate,

             or to such other address and/or numbers as is notified by one party to the other party under this Agreement.

18.2     NO IMPLIED WAIVERS, REMEDIES CUMULATIVE

         No failure or delay on the part of any Creditor to exercise any power, right or remedy under this Agreement or any of the other Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by any Creditor of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Agreement or the other Security Documents are cumulative and are not exclusive of any remedies provided by law.

18.3     FURTHER ASSURANCE

         The Guarantor and the Borrower undertake that this Agreement and each of the other Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under this Agreement or any of the other Security Documents, be valid and binding obligations of the respective parties thereto and the rights of the Creditors thereunder enforceable in accordance with their respective terms and that they will, at their expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Security Trustee may be necessary or desirable for perfecting the security contemplated or constituted by this Agreement or the Security Documents.

18.4     AMENDMENTS AND WAIVERS

         Amendments to and waivers under this Agreement may only be agreed in accordance with clause 2.4.2 of the Agency Agreement.

18.5     CONFLICTS

         In the event of any conflict between this Agreement and any of the other Security Documents, the provisions of this Agreement shall prevail.

18.6     ENGLISH LANGUAGE

         All certificates, instruments and other documents to be delivered under or supplied in connection with this Agreement or any of the other Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Facility Agent shall be entitled to rely.

18.7     CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

         No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

18.8     MONEY LAUNDERING

         Without prejudice to the generality of the foregoing in relation to the borrowing by the Borrower of the Outstandings, the performance and discharge of their respective obligations and liabilities under this Agreement and the other Security Documents, and the transactions and other arrangements effected or contemplated by this Agreement and the other Security Documents to which the Borrower is a party, the Borrower confirms it is acting for its own account and that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "MONEY LAUNDERING" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).

19       GOVERNING LAW AND JURISDICTION

19.1     LAW

         This Agreement is governed by and shall be construed in accordance with English law.

19.2     SUBMISSION TO JURISDICTION

         The Borrower and the Guarantor agree, for the benefit of the Creditors, that any legal action or proceedings arising out of or in connection with this Agreement against the Borrower or the Guarantor and any of their respective assets may be brought in the English courts. The Borrower and the Guarantor irrevocably and unconditionally submit to the jurisdiction of such courts and the Guarantor irrevocably designates, appoints and empowers the Borrower at present of 10 Charlotte Road, Barnes, London SW13 9Q3, United Kingdom to receive for it and on its behalf, service of process issued out of the English courts in such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of any Creditor to take proceedings against the Borrower and/or the Guarantor in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the courts of England and not those of any other state shall have jurisdiction to determine any claim which the Borrower and/or the Guarantor may have against any Creditor arising out of or in connection with this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

                                   SCHEDULE 1

                        THE LENDERS AND THEIR COMMITMENTS

                                                                      TOTAL COMMITMENT
        NAME                        ADDRESS AND FAX NUMBER                  USD
-----------------------        --------------------------------       ----------------
Nordea Bank Finland Plc        437 Madison Avenue                        50,000,000
                               New York
                               NY 10022
                               USA

                               Credit Matters:
                               Fax: +1 212 421 4420
                               Attn: Shipping, Offshore and Oil
                               Services

                               Loan Administration Matters:
                               Fax: +1 212 750 9188
                               Attn: Loan Administration

TOTAL COMMITMENTS                                                        50,000,000
                                                                         ----------

                           SCHEDULE 2
                      THE MORTGAGED VESSELS

                                                                CLASSIFICATION
      VESSEL                OWNER        FLAG STATE                SOCIETY                     CLASSIFICATION
-----------------         ---------   --------------      ---------------------------    ---------------------------
 HIGHLAND DRUMMER         Borrower    United Kingdom              Det Norske                         [-]
                                                                    Veritas

HIGHLAND FORTRESS         Borrower    United Kingdom              Det Norske                         [-]
                                                                    Veritas

  HIGHLAND ROVER          Borrower    United Kingdom              Det Norske                         [-]
                                                                    Veritas

 HIGHLAND SPIRIT          Borrower    United Kingdom              Det Norske                         [-]
                                                                    Veritas

  HIGHLAND PIPER          Borrower    United Kingdom              Det Norske                         [-]
                                                                    Veritas

 HIGHLAND CITADEL         Borrower    United Kingdom              Det Norske                         [-]
                                                                    Veritas

  HIGHLAND GUIDE          Guarantor   Panama              American Bureau of Shipping    +A1, Fighting Vessel, Class
                                                                                             I, E (circled) + AMS

  HIGHLAND SCOUT          Guarantor   Panama              American Bureau of Shipping       +A1, E (circled) + AMS

                                   SCHEDULE 3

                             FORM OF DRAWDOWN NOTICE

                           (referred to in clause 3.1)

(DATE)

To:   [Name and address of Facility Agent]

U.S.$50,000,000 SENIOR SECURED REVOLVING CREDIT FACILITY DATED - December 2004 ("AGREEMENT")

We refer to the above Agreement and hereby give you notice that we wish to draw down an Advance of $- [NB: SPECIFY DOLLAR AMOUNT] on - [NB: SPECIFY DATE] and [select a first Interest Period in respect thereof of - months] [the first Interest Period in respect thereof to expire on - [NB: SPECIFY]]. The funds should be credited to [NB: NAME AND NUMBER OF ACCOUNT] with - [NB: SPECIFY DETAILS OF LENDER IN NEW YORK CITY].

We confirm that:

(a) no event or circumstance has occurred and is continuing which constitutes a Default;

(b) the representations and warranties contained in clauses 9.1 of the Facility Agreement (and so that the representation and warranty in clause
      9.1.9 refers for this purpose to the audited financial statements of the Guarantor [and the consolidated financial statements of the Guarantor and its Subsidiaries] in respect of the financial year ended on - [NB: INSERT DATE]) are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(c) the borrowing to be effected by the drawdown of such Advance will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded; and

(d) there has been no event or occurrence which would have a Material Adverse Effect upon the Borrower or on the Guarantor.

Words and expressions defined in the Agreement shall have the same meanings where used herein.

For and on behalf of
GULF OFFSHORE N.S. LIMITED

                                   SCHEDULE 4
             DOCUMENTS AND EVIDENCE REQUIRED AS CONDITIONS PRECEDENT

                          (referred to in clause 3.1.1)

                                     PART 1

(a)      CONSTITUTIONAL DOCUMENTS

         copies, certified by an officer of each Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

(b)      CORPORATE AUTHORISATIONS

         copies of resolutions of the directors of each Security Party approving this Agreement and the Security Documents to which such Security Party is, or is to be, party and authorising the signature, delivery and performance of such Security Party's obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as:

         (i)      being true and correct;

         (ii) being duly passed at meetings of the directors of such Security Party each duly convened and held;

         (iii)    not having been amended, modified or revoked; and

         (iv)     being in full force and effect

         together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions;

(c)      SPECIMEN SIGNATURES

         copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign this Agreement and the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with this Agreement and the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as being the true signatures of such persons;

(d)      CERTIFICATE OF INCUMBENCY

         a list of directors and officers of each Security Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party to be true, complete and up to date;

(e)      IDENTIFICATION PAPERS

         the certificates of incumbency (and any power of attorney of individuals acting on behalf of any Security Party) should be accompanied by certified copies of identification papers (such as passports and identification cards) of each individual acting on behalf of any Security Party;

(f)      BORROWER CONSENTS AND APPROVALS

         a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of the Borrower that no consents, authorisations, licences or approvals are necessary for the Borrower to authorise or are required by the Borrower in connection with the borrowing by the Borrower of its Commitment pursuant to this Agreement or the execution, delivery and performance of the Security Documents;

(g)      OTHER CONSENTS AND APPROVALS

         a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each Security Party (other than the Borrower) that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrower of the Commitment pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;

(h)      FEE LETTERS

         the fee letters referred to in clause 7.1 duly executed by the parties thereto;

(i)      FEES AND EXPENSES

         evidence that the fees due on or before the First Drawdown Date under the fee letters referred to above have been paid in full;

(j)      VALUATIONS

         valuation reports dated no more than thirty (30) days before the date of this Agreement for each of the Vessels listed in Schedule 2 evidencing the Fair Market Value of the relevant Vessels in form and substance satisfactory to the Facility Agent;

(k)      GUARANTOR'S PROCESS AGENT

         an original letter from the Guarantor's agent for receipt of service of proceedings referred to in clause 19.2 accepting its appointment under clause 19 and under each of the other Security Documents in which it is or is to be appointed as the Guarantor's agent.

                                     PART 2

                          (referred to in clause 3.1.2)

(a)      VESSEL CONDITIONS

         evidence that each Mortgaged Vessel:

         (i)      REGISTRATION AND ENCUMBRANCES

                  is permanently registered in the name of the Borrower or the Guarantor under the laws and flag of the Flag State and that any such Mortgaged Vessel and its Earnings, and Insurances and Requisition Compensation are free of Encumbrances (other than any Permitted Encumbrance and the relevant Mortgage);

         (ii)     CLASSIFICATION

                  maintains the Classification as required by this Agreement;
                  and

         (iii)    INSURANCE

                  is insured in accordance with the provisions of this Agreement and the Security Documents and all requirements of this Agreement and the Security Documents in respect of such insurance have been complied with;

(b)      SECURITY DOCUMENTS

         the Mortgages, the Collateral Deeds, any Consents and Acknowledgements relating to each Mortgaged Vessel and the Agency Agreement duly executed;

(c)      MORTGAGE REGISTRATION

         under the laws of each Flag State evidence that each Mortgage has been registered against each Mortgaged Vessel in its Flag State so that such Vessel has become a Mortgaged Vessel;

(d)      ENGLISH OPINION

         an opinion of Messrs Norton Rose, legal advisers in England to the Facility Agent and of Messrs Peachey & Co., legal advisers to the Borrower in England, in each case addressed to the Facility Agent (for the benefit of itself and the Lenders) dated no earlier than five (5) days earlier than the date of drawdown of the first Advance;

(e)      UNITED STATES OPINION

         an opinion of Messrs Holland & Knight special legal advisers regarding United States law to the Facility Agent and an opinion of Strasburger & Price, LLP legal advisers to the Borrower and the Guarantor in the United States, in each case addressed to the Facility Agent (for the benefit of itself and the Lenders) dated no earlier than five (5) days prior to the date of drawdown of the first Advance;

(f)      PANAMANIAN OPINION

         an opinion of Messrs Patton, Moreno & Asvat special legal advisers regarding Panamanian law to the Facility Agent addressed to the Facility Agent (for the benefit of itself and the Lenders) dated no earlier than five (5) days prior to the date of drawdown of the first Advance;

(g)      FURTHER OPINIONS

         any such further opinion as may be reasonably required by the Facility Agent;

(h)      INSURANCE OPINION

         an opinion from Marsh Marine & Energy AS, insurance consultants to the Facility Agent, evidencing that the Insurances for the Mortgaged Vessels have been placed in accordance with customary market practices and the provisions of this Agreement and otherwise in accordance with market practice (such opinion to be at the cost of the Borrower);

(i)      VALUATIONS

         such further valuation reports as may be required pursuant to clause 10.2.2;

(j)      CERTIFICATE OF COMPLIANCE

         a Certificate of Compliance in the agreed form from the Guarantor;

(k)      NON-CONTRAVENTION STATEMENT

         a "non-contravention statement" from the Guarantor's external U.S. counsel (approved by the Facility Agent) as to certain matters arising out of the Indenture relating to the Notes in form and substance satisfactory to the Lenders; (N.B. may be contained in the legal opinion issued by Strasburger & Price, LLP under (e) above);

(l)      FEES AND COMMISSIONS

         evidence that any fees and commissions due but unpaid under the letters referred to in clause 7 have been, or will be, paid in full;

(m)      MATERIAL ADVERSE CHANGE

         the Facility Agent being satisfied that no event or circumstance has occurred during the period commencing on the date of this Agreement and ending on the date of the first Advance which would constitute a Material Adverse Effect on any Security Party;

(n)      NO OUTSTANDING LITIGATION

         a certificate from the Guarantor and the Borrower certifying that no litigation, arbitration or administrative proceedings are taking place, pending or threatened against the Guarantor or the Borrower which would have a Material Adverse Effect on any Security Party;

(o)      UCC FILINGS

         evidence, satisfactory to the Facility Agent that all applicable Uniform Commercial Code US filings required to perfect the security interests of the Lenders under the Security Documents have been or will be made (as the case may be);

(p)      GOOD STANDING

         a certificate confirming that the Guarantor is in good standing in the state of Texas and the state of Delaware;

(q)      GULF OFFSHORE MARINE INTERNATIONAL, INC.'S PROCESS AGENT

         an original letter from Gulf Offshore Marine International, Inc.'s agent for receipt of service of proceedings referred to in the relevant Collateral Deeds accepting its appointment under such Collateral Deed in which it is or is to be appointed as Gulf Offshore Marine International, Inc.'s agent; and

(r)      CHARTERS

         a certified copy of each Permitted Charter.

                                   SCHEDULE 5
                          FORM OF TRANSFER CERTIFICATE

                          (referred to in clause 16.3)

                              TRANSFER CERTIFICATE

[Note: Lenders are advised not to employ Transfer Certificates or otherwise to assign or transfer interests in the Facility Agreement without further ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services and Markets Act 2000 and regulations made thereunder and similar statutes which may be in force in other jurisdictions]

To: [-], as Facility Agent on its own behalf and for and on behalf of the Guarantor, the Borrower, the Security Trustee and the Lenders defined in the Facility Agreement referred to below.

                                                           - 200 -
             Attention: [-]

This certificate ("TRANSFER CERTIFICATE") relates to a Facility Agreement dated [-] 2004 (the "FACILITY AGREEMENT") and made between (1) Gulf Offshore N.S. Limited (the "BORROWER"), (2) GulfMark Offshore Inc. as guarantor (the "GUARANTOR"), (3) the banks and financial institutions defined therein as lenders (the "LENDERS"), (4) Nordea Bank Norge ASA as arranger and (5) Nordea Bank Finland Plc as Facility Agent and Security Trustee, for a loan facility of up to USD50,000,000. Terms defined in the Facility Agreement shall, unless otherwise defined herein, have the same meanings herein as therein.

In this Certificate:

the "TRANSFEROR" means [FULL NAME] of [LENDING OFFICE]; and

the "TRANSFEREE" means [FULL NAME] of [LENDING OFFICE].

1 The Transferor with full title guarantee assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as a Lender under or by virtue of the Facility Agreement and all the Security Documents in relation to [-] percent ([-]%) of the Outstandings of the Transferor (or its predecessors in title) which are set out below:

         DATE OF CONTRIBUTION TO OUTSTANDINGS                  AMOUNT

         [-]                                                   USD [-]

2 By virtue of this Transfer Certificate and clause 16 of the Facility Agreement, the Transferor is discharged [entirely from its undrawn Commitment which amounts to USD[-]] [from [-] percent ([-]%) of its undrawn Commitment, which percentage represents USD[-]].]

3 The Transferee hereby requests the Borrower, the Guarantor, the Facility Agent, the Security Trustee and the Lenders to accept the executed copies of this Transfer Certificate as being delivered pursuant to and for the purposes of clause 16.3 of the Facility Agreement so as to take effect in accordance with the terms thereof on [-][DATE OF TRANSFER].

4        The Transferee:

         (a) confirms that it has received a copy of the Facility Agreement and the Security Documents together with such other documents and information as it has required in connection with the transaction contemplated thereby;

         (b) confirms that it has not relied and will not hereafter rely on the Transferor, the Facility Agent or the Security Trustee to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Facility Agreement, any of the Security Documents or any such documents or information;

         (c) agrees that it has not relied and will not rely on the Transferor, the Facility Agent, the Security Trustee or the Lenders to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any other Security Party (save as otherwise expressly provided therein);

         (d) warrants that it has power and authority to become a party to the Facility Agreement and has taken all necessary action to authorise execution of this Transfer Certificate and to obtain all necessary approvals and consents to the assumption of its obligations under the Facility Agreement and the Security Documents;

         (e) acknowledges and accepts the provisions of paragraph 4(c) above; and

         (f) if not already a Lender, appoints the Facility Agent to act as its agent and the Security Trustee to act as its trustee as provided in the Facility Agreement and the Security Documents and agrees to be bound by the terms of the Agency Agreement.

5        The Transferor:

         (a) warrants to the Transferee that it has full power to enter into this Transfer Certificate and has taken all corporate action necessary to authorise it to do so;

         (b) warrants to the Transferee that this Transfer Certificate is binding on the Transferor under the laws of England, [and o] [(IF DIFFERENT) THE COUNTRY IN WHICH THE TRANSFEROR IS INCORPORATED AND THE COUNTRY IN WHICH ITS LENDING OFFICE IS LOCATED]; and

         (c) agrees that it will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Transfer Certificate or for a similar purpose.

6 The Transferee hereby undertakes with the Transferor and each of the other parties to the Facility Agreement and the other Security Documents that it will perform in accordance with its terms all those obligations which by the terms of the Facility Agreement and the other Security Documents will be assumed by it after delivery of the executed copies of this Transfer Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

7 By execution of this Transfer Certificate on their behalf by the Facility Agent and in reliance upon the representations and warranties of the Transferee, the Borrower, the Guarantor, the Facility Agent, the Security Trustee and the Lenders accept the Transferee as a party to the Facility Agreement and the Security Documents with respect to all those rights and/or obligations which by the terms of the Facility Agreement and the Security Documents will be assumed by the Transferee (including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Facility Agent and the Security Trustee as provided by the Agency Agreement and the Facility Agreement) after delivery of the executed copies of this Transfer Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

8        None of the Transferor, the Facility Agent, the Security Trustee or the
         Lenders:

         (a) makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any of the Security Documents or any document relating thereto;

         (b) assumes any responsibility for the financial condition of the Borrower or any other Security Party or any party to any such other document or for the performance and observance by the Borrower or any other Security Party or any party to any such other document (save as otherwise expressly provided therein) and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded (except as aforesaid).

9 The Transferor and the Transferee each undertake that they will on demand fully indemnify the Facility Agent and the Security Trustee in respect of any claim, proceeding, liability or expense which relates to or results from this Transfer Certificate or any matter concerned with or arising out of it unless caused by the Facility Agent's or Security Trustee's gross negligence or wilful misconduct, as the case may be.

10 The agreements and undertakings of the Transferee in this Transfer Certificate are given to and for the benefit of and made with each of the other parties to the Facility Agreement and the Security Documents.

11 This Transfer Certificate shall be governed by, and construed in accordance with, English law.

         TRANSFEROR                        TRANSFEREE

         By:                                   By:

         Dated:                                Dated:

         Facility Agent

         Agreed for and on behalf of itself as Facility Agent, the Borrower, the Guarantor, the Security Trustee, the Lenders and all other parties to the Facility Agreement and the Agency Agreement

         NORDEA BANK NORGE ASA

         By:

         Dated:

         NOTE: The execution of this Transfer Certificate alone may not transfer a proportionate share of the Transferor's interest in the security constituted by the Facility Agreement the Security Documents in the Transferor's or Transferee's jurisdiction. It is the responsibility of each individual Lender to ascertain whether any other documents are required to perfect a transfer of such a share in the Transferor's interest in such security in any such jurisdiction and, if so, to seek appropriate advice and arrange for execution of the same.

                                  THE SCHEDULE

Outstandings                      USD [-]
Undrawn Commitment ($)            USD [-]
Portion Transferred                   [-]%

                      ADMINISTRATIVE DETAILS OF TRANSFEREE

Name of Transferee:

Lending Office:

Contact Person
(Loan Administration Department):

Telephone:
Fax:

Contact Person
(Credit Administration Department):

Telephone:
Fax:

Account for payments:

                                   SCHEDULE 6
                            CERTIFICATE OF COMPLIANCE

To:      Nordea Bank Norge ASA
         Middelthuns gate 17
         P.O. Box 1166 Sentrum
         N-0107 Oslo
         Norway

Attn:    Shipping Department

                                                                  Date: [      ]

Dear Sirs

CERTIFICATE OF COMPLIANCE - US$50,000,000 CREDIT FACILITY MADE AVAILABLE TO GULF OFFSHORE N.S. LIMITED (THE "FACILITY AGREEMENT")

Words and expressions defined in the Facility Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Certificate of Compliance.

We refer to clause 10.6 of the Facility Agreement and hereby confirm that on each date of the calculation specified below in paragraphs 1, 2 and 3 and, during the period which is 12 months prior to such date, the covenants of the Guarantor under the Facility Agreement were satisfied as follows:

1. CONSOLIDATED EBITDA/ CONSOLIDATED INTEREST EXPENSE

Date of Calculation:_________________

A        CONSOLIDATED EBITDA

  (a)    CONSOLIDATED EBIT:

         (i) Consolidated Net Income                        USD_________________

         Plus

         (ii) provisions for taxes based on income          USD_________________

         Plus

         (iii) Consolidated Interest Expense                USD_________________

         Plus

         (iv) amortisation or write-off deferred financing costs to the extent
         deducted in determining Consolidated Net Income    USD_________________

         Plus

         (v) losses on sales of assets (excluding sales in the ordinary course
         of business) and other extraordinary losses        USD_________________

         Minus

         (vi) the sum of the amounts for such period of gains from the sale of assets (excluding sales in the ordinary course of business) and other extraordinary gains

                                                            USD_________________

   TOTAL (a)                                                USD_________________

Plus

(b) Depreciation expense                                    USD_________________

 Plus

(c) Amortisation Expense                                    USD_________________

 Plus

(d) Non-transactional foreign exchange losses (gains)       USD ________________

TOTAL A:                                                    USD_________________

B        CONSOLIDATED INTEREST EXPENSE

(a) Consolidated Interest Expense in accordance with Profit & Loss Statement

                                                            USD_________________
Plus

(b) Consolidated Capitalised Interest Expense

                                                            USD_________________

TOTAL B:                                                    USD_________________

A DIVIDED BY B                                              ____________________

REQUIREMENT: [from first Drawdown Date to 30 September 2005: > or = 2.00:1.00] [thereafter: > or = 2.75:1.00]

2.       NET WORTH

Date of Calculation:_________________

NET WORTH AS OF___/___/___:                                 USD_________________

REQUIREMENT:

(a) USD 200,000,000

Plus

(b) fifty percent (50%) of accumulated positive consolidated net income calculated on an annual basis.

                                        USD_________________

(c) one hundred percent (100%) of Net Proceeds from Equity Offerings

                                        USD_________________

TOTAL REQUIRED NET WORTH:               USD_________________

3.       SECURITY VALUE

The Security Value is no less than the Security Requirement.

Yours faithfully,
for and on behalf of
GULFMARK OFFSHORE INC.

_________________________________                           ____________________
[Director] [Chief Financial Officer]                        [Director]

                                  SIGNING PAGE

SIGNED for and on behalf of          )
GULF OFFSHORE N.S. LIMITED           )
by its duly authorised officer       )     /s/ David W. Dare
David W. Dare                        )     --------------------------------
in the presence of:                  )     Duly authorised officer

Signature of witness: /s/ Romero [illegible]

Name of witness: Romero [illegible]

Address of witness: 49 Sherwood Close -- W139YW

Occupation of witness: Despatch Courier



EXECUTED AS A DEED                   )
for and on behalf of                 )
GULFMARK OFFSHORE INC.               )
(as Guarantor)                       )
by its duly authorised officer       )     /s/ Edward A. Guthrie
Edward A. Guthrie                    )     --------------------------------
in the presence of:                  )     Duly authorised officer

Signature of witness: /s/ Mary Kay Kutka

Name of witness: Mary Kay Kutka

Address of witness: 10111 Richmond, Suite 340
                    Houston, Texas 77042

Occupation of witness: Executive Assistant



SIGNED by Davide Barzilai            )
for and on behalf of                 )
NORDEA BANK NORGE ASA                )
(as Arranger)                        )
pursuant to a Power of Attorney      )     /s/ Davide Barzilai
dated 21 December 2004               )     --------------------------------
in the presence of:                  )     Attorney-in-fact

Signature of witness: /s/ Mdramed Yousef

Name of witness: Mdramed Yousef

Address of witness: Norton Rose, Kempson House, Camomile Street, London EC3A 7AN

Occupation of witness: Trainee Solicitor

                                           /s/ Martin Lunder
SIGNED by Martin Lunder              )     --------------------------------
and by Alison Barber                 )     Authorised Signatory
for and on behalf of                 )
NORDEA BANK FINLAND PLC              )     /s/ Alison Barber
(as Lender, Facility Agent and             --------------------------------
 Security Trustee)                   )     Authorised Signatory

in the presence of:                  )

Signature of witness: /s/ Hans Chr. Kjelsrud

Name of witness: /s/ Hans Chr. Kjelsrud

Address of witness: 437 Madison Ave.
                    New York, NY 10022

Occupation of witness: Banker